                                                                     EXHIBIT 4.1

                                                                  Execution Copy




================================================================================


                               SDG&E FUNDING LLC,

                                  Note Issuer

                                      and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,

                                 Note Trustee



                         ______________________________


                                   INDENTURE

                         Dated as of December 16, 1997


                         ______________________________



                               Issuable in Series



================================================================================

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----

ARTICLE I Definitions and Incorporation by Reference
          ------------------------------------------

SECTION 1.01.  Definitions.........................................   3
SECTION 1.02.  Incorporation by Reference of Trust
                Indenture Act......................................  18
SECTION 1.03.  Rules of Construction...............................  18

                        ARTICLE II The Notes
                                   ---------

SECTION 2.01.  Form................................................  19
SECTION 2.02.  Denominations; Notes Issuable in Series.............  20
SECTION 2.03.  Execution, Authentication and Delivery..............  21
SECTION 2.04.  Temporary Notes.....................................  22
SECTION 2.05.  Registration; Registration of Transfer and
                 Exchange..........................................  23
SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Notes..........  25
SECTION 2.07.  Persons Deemed Owner................................  26
SECTION 2.08.  Payment of Principal, Premium, if any, and
                 Interest; Interest on Overdue Principal;
                  Principal, Premium, if any, and Interest Rights
                  Preserved.                                         27
SECTION 2.09.  Cancelation.........................................  28
SECTION 2.10.  Amount Unlimited; Authentication and Delivery of
                 Notes.............................................  29
SECTION 2.11.  Release of Collateral...............................  37

                              ARTICLE III Covenants
                                          ---------

SECTION 3.01.  Payment of Principal, Premium, if any, and
                 Interest..........................................  38
SECTION 3.02.  Maintenance of Office or Agency.....................  38
SECTION 3.03.  Money for Payments To Be Held in Trust..............  38
SECTION 3.04.  Existence...........................................  41
SECTION 3.05.  Protection of Collateral............................  41
SECTION 3.06.  Opinions as to Collateral...........................  42
SECTION 3.07.  Performance of Obligations; Servicing; SEC
                Filings............................................  43
SECTION 3.08.  Negative Covenants..................................  46
SECTION 3.09.  Annual Statement as to Compliance...................  47
SECTION 3.10.  Note Issuer May Consolidate, etc....................  48
SECTION 3.11.  Successor or Transferee.............................  51
SECTION 3.12.  No Other Business...................................  51
SECTION 3.13.  No Borrowing........................................  51
SECTION 3.14.  Servicer's Obligations..............................  51
SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities...  51
SECTION 3.16.  Capital Expenditures................................  52
SECTION 3.17.  Non-Routine True-Up Adjustment......................  52
SECTION 3.18.  Restricted Payments.................................  52

SECTION 3.19.  Notice of Events of Default.........................  53
SECTION 3.20.  Further Instruments and Acts........................  53
SECTION 3.21.  Purchase of Subsequent Transition Property..........  53

                ARTICLE IV Satisfaction and Discharge; Defeasance
                           --------------------------------------

SECTION 4.01.  Satisfaction and Discharge of Indenture;
                 Defeasance........................................  55
SECTION 4.02.  Conditions to Defeasance............................  57
SECTION 4.03.  Application of Trust Money..........................  59
SECTION 4.04.  Repayment of Moneys Held by Paying Agent............  60

                               ARTICLE V Remedies
                                         --------
SECTION 5.01.  Events of Default...................................  60
SECTION 5.02.  Acceleration of Maturity; Rescission and
                 Annulment.........................................  62
SECTION 5.03.  Collection of Indebtedness and Suits for
                 Enforcement by Note Trustee.......................  63
SECTION 5.04.  Remedies; Priorities................................  67
SECTION 5.05.  Optional Preservation of the Collateral.............  68
SECTION 5.06.  Limitation of Suits.................................  69
SECTION 5.07.  Unconditional Rights of Noteholders To Receive
                 Principal, Premium, if any, and Interest..........  70
SECTION 5.08.  Restoration of Rights and Remedies..................  70
SECTION 5.09.  Rights and Remedies Cumulative......................  70
SECTION 5.10.  Delay or Omission Not a Waiver......................  71
SECTION 5.11.  Control by Noteholders..............................  71
SECTION 5.12.  Waiver of Past Defaults.............................  72
SECTION 5.13.  Undertaking for Costs...............................  73
SECTION 5.14.  Waiver of Stay or Extension Laws....................  73
SECTION 5.15.  Action on Notes.....................................  74
SECTION 5.16.  Performance and Enforcement of Certain
                Obligations........................................  74

                           ARTICLE VI The Note Trustee
                                      ----------------
SECTION 6.01.  Duties of Note Trustee..............................  75
SECTION 6.02.  Rights of Note Trustee..............................  77
SECTION 6.03.  Individual Rights of Note Trustee...................  78
SECTION 6.04.  Note Trustee's Disclaimer...........................  78
SECTION 6.05.  Notice of Defaults..................................  78
SECTION 6.06.  Reports by Note Trustee to Holders..................  79
SECTION 6.07.  Compensation and Indemnity..........................  80
SECTION 6.08.  Replacement of Note Trustee.........................  80
SECTION 6.09.  Successor Note Trustee by Merger....................  82
SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.......  83
SECTION 6.11.  Eligibility; Disqualification.......................  84
SECTION 6.12.  Preferential Collection of Claims Against
                Note Issuer........................................  85

                   ARTICLE VII Noteholders' Lists and Reports
                               ------------------------------


SECTION 7.01.  Note Issuer To Furnish Note Trustee Names and
                Addresses of Noteholders.......................   85
SECTION 7.02.  Preservation of Information; Communications to
                Noteholders....................................   86
SECTION 7.03.  Reports by Note Issuer..........................   86
SECTION 7.04.  Reports by Note Trustee.........................   87

                ARTICLE VIII Accounts, Disbursements and Releases
                             ------------------------------------

SECTION 8.01.  Collection of Money.............................   88
SECTION 8.02.  Collection Account..............................   88
SECTION 8.03.  General Provisions Regarding the Collection
                Account........................................   93
SECTION 8.04.  Release of Collateral...........................   94
SECTION 8.05.  Opinion of Counsel..............................   95
SECTION 8.06.  Reports by Independent Accountants..............   95

                       ARTICLE IX Supplemental Indentures
                                  -----------------------

SECTION 9.01.  Supplemental Indentures Without Consent of
                Noteholders....................................   96
SECTION 9.02.  Supplemental Indentures with Consent of
                Noteholders....................................   98
SECTION 9.03.  Execution of Supplemental Indentures............  101
SECTION 9.04.  Effect of Supplemental Indenture................  101
SECTION 9.05.  Conformity with Trust Indenture Act.............  102
SECTION 9.06.  Reference in Notes to Supplemental Indentures...  102

                          ARTICLE X Redemption of Notes
                                    -------------------

SECTION 10.01.  Optional Redemption by Note Issuer.............  102
SECTION 10.02.  Form of Optional Redemption Notice.............  103
SECTION 10.03.  Notes Payable on Optional Redemption Date
                    or Payment Date............................  103

                            ARTICLE XI Miscellaneous
                                       -------------

SECTION 11.01.  Compliance Certificates and Opinions, etc......  105
SECTION 11.02.  Form of Documents Delivered to Note Trustee....  108
SECTION 11.03.  Acts of Noteholders............................  109
SECTION 11.04.  Notices, etc...................................  110

SECTION 11.05.  Notices to Noteholders; Waiver.................  111
SECTION 11.06.  [Intentionally omitted]........................  112
SECTION 11.07.  Conflict with Trust Indenture Act..............  112
SECTION 11.08.  Effect of Headings and Table of Contents.......  113
SECTION 11.09.  Successors and Assigns.........................  113
SECTION 11.10.  Separability...................................  113
SECTION 11.11.  Benefits of Indenture..........................  113
SECTION 11.12.  Legal Holidays.................................  113
SECTION 11.13.  GOVERNING LAW..................................  113
SECTION 11.14.  Counterparts...................................  114
SECTION 11.15.  Recording of Indenture.........................  114
SECTION 11.16.  Trust Obligation...............................  114
SECTION 11.17.  [Intentionally omitted]........................  114
SECTION 11.18.  No Recourse to Note Issuer.....................  114
SECTION 11.19.  Inspection.....................................  115


EXHIBIT A-1 --  Form of Sale Agreement
EXHIBIT A-2 --  Form of Servicing Agreement
EXHIBIT B   --  Form of Notes
EXHIBIT C   --  Form of Series Supplement

                         INDENTURE dated as of December 16, 1997, between SDG&E
                    FUNDING LLC, a Delaware limited liability company (the "Note Issuer"), and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Note Trustee").


               The Note Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more Series of Notes, issuable as provided in this Indenture. Each such Series of Notes will be issued only under a separate Series Supplement to this Indenture duly executed and delivered by the Note Issuer and the Note Trustee. The Note Issuer is entering into this Indenture, and the Note Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


                                GRANTING CLAUSE

               The Note Issuer hereby Grants to the Note Trustee at the Closing Date, as Note Trustee for the benefit of the Holders of the Notes from time to time issued and outstanding, all of the Note Issuer's right, title and interest in and to (a) the Transition Property transferred by the Seller to the Note Issuer pursuant to the Sale Agreement and all proceeds thereof,
     (b) any Subsequent Transition Property transferred by the Seller to the
     Note Issuer pursuant to each Subsequent Sale Agreement and all proceeds thereof, (c) the Sale Agreement and each Subsequent Sale Agreement, (d) the Servicing Agreement, (e) the Collection Account (including all subaccounts thereof) and all amounts or investment property on deposit therein or credited thereto from time to time, (f) all other property of whatever kind owned from time to time by the Note Issuer, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing and (h) all proceeds of the foregoing (collectively, the "Collateral"; it being understood that the following do not constitute Collateral: (i) the cash contributed to the Note Issuer by the Seller which is not held in the Capital Subaccount, including cash that has been released to the Note Issuer pursuant to Section 8.02(d) following retirement of a Series of Notes, (ii) net investment earnings which have been released to the Note Issuer pursuant to Section 8.02(d), (iii) the Overcollateralization Amount with respect to a Series of Notes that has been released to the Note Issuer pursuant to Section 8.02(d) following retirement of such Series of Notes) and (iv) amounts deposited with the
     Note Issuer on the Closing Date for payment of costs of issuance with respect to the Notes or the Certificates as set forth on the flow of funds memorandum delivered on the Closing Date (together with any interest earnings thereon), it being understood that such amounts described in clauses (i) and (iv) above shall not be subject to Section 3.15.

               The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, and to secure compliance with the provisions of this Indenture with respect to the Notes, all as provided in this Indenture.

               The Note Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

                                   ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

               SECTION 1.01.  (a)  Definitions.  Except as otherwise specified
                                   ------------
     herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

               "Act" has the meaning specified in Section 11.03(a).
                ---

               "Actual FTA Collections" means, with respect to any Collection
                ----------------------
     Period, FTA Collections actually received with respect to such Collection Period.

               "Administrative Services Agreement" means the Administrative
                ---------------------------------
     Services Agreement dated as of December 16, 1997, as the same may be amended and supplemented from time to time, between the Administrator and the Note Issuer.

               "Administrator" means San Diego Gas & Electric Company, or any
                -------------
     successor Administrator under the Administrative Services  Agreement.

               "Affiliate" means, with respect to any specified Person, any
                ---------
     other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Authorized Officer" means, with respect to the Note Issuer, any
                ------------------
     officer of the Note Issuer who is authorized to act for the Note Issuer in matters relating to the Note Issuer and who is identified on the list of Authorized Officers delivered by the Note Issuer to the Note Trustee on the Closing Date (as such list may be modified or supplemented from time to time there after).

               "Basic Documents" means this Indenture, the Trust Agreement, the
                ---------------
     Sale Agreement, the Servicing Agreement, the Administrative Services Agreement, the Note Purchase Agreement, the DTC Agreement, the Fee and Indemnity Agreement, the Underwriting Agreement and all other documents and certificates delivered in connection therewith and, with respect to any subsequent Series of Notes and Certificates, the comparable documents for each of the foregoing.

               "Business Day" means any day other than a Saturday, a Sunday or a
                ------------
     day on which banking institutions or trust companies in New York, New York or San Diego, California are authorized or obligated by law, regulation or executive order to remain closed.

               "Capital Subaccount" has the meaning set forth in Section
                ------------------
     8.02(a).

               "Certificate Trustee" means the Person acting as certificate
                -------------------
     trustee under the Trust Agreement.

               "Certificates" has the meaning set forth in the Trust Agreement.
                ------------

               "Class" means, with respect to any Series, any one of the classes
                -----
     of Notes of that Series.

               "Closing Date" means December 16, 1997.
                ------------

               "Code" means the Internal Revenue Code of 1986, as amended from
                ----
     time to time, and Treasury Regulations promulgated thereunder.

               "Collateral" has the meaning specified in the Granting Clause of
                ----------
     this Indenture.

               "Collection Account" has the meaning specified in Section
                ------------------
     8.02(a).

               "Collection Period" means each calendar month immediately
                -----------------
     preceding the respective Remittance Date.

               "Corporate Trust Office" means the principal office of the Note
                ----------------------
     Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at Bankers Trust Company of California, N.A., c/o Bankers Trust Company, Four Albany Street, New York, NY 10006, Attention:
     Structured Finance Group, or at such other address as the Note Trustee may designate from time to time by notice to the Noteholders and the Note Issuer, or the principal corporate trust office of any successor Note Trustee (the address of which the successor Note Trustee will notify the Noteholders and the Note Issuer).

               "Covenant Defeasance Option" has the meaning specified in Section
                --------------------------
     4.01(b).

               "Default" means any occurrence that is, or with notice or the
                -------
     lapse of time or both would become, an Event of Default.

               "Delaware Trustee" means the Person acting as Delaware trustee
                ----------------
     under the Trust Agreement.

               "DTC Agreement" has the meaning set forth in the Trust Agreement.
                -------------

               "Eligible Deposit Account" means either (a) a segregated account
                ------------------------
     with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

               "Eligible Institution" means (a) the corporate trust department
                --------------------
     of the Note Trustee; provided that an account with the Note Trustee will
                          --------
     only be an Eligible Deposit Account if it is a segregated trust account or
     (b) a depository institution organized under the laws of the United States of America or any

     State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA by Standard & Poor's and A2 by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Note Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

               "Eligible Investments" mean instruments or investment property
                --------------------
     which evidence:

                    (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

                    (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of depository institutions meeting the requirements of clause (b) of the definition of Eligible Institutions;

                    (c) commercial paper (other than commercial paper of the Seller) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies from which a rating is available in the highest investment category granted thereby;

                    (d) investments in money market funds having a rating from each of the Rating Agencies from which a rating is available in the highest investment category granted thereby (including funds for which the Note Trustee or any of its Affiliates is investment manager or advisor);

                    (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with depository institutions meeting the requirements of clause (b) of the definition of Eligible Institutions; and

                    (f) any other investment permitted by each of the Rating
               Agencies.

               "Estimated FTA Collections" means the amount of FTA Payments the
                -------------------------
     Servicer is required to remit to the Collection Account on or before the twentieth day of each calendar month (or, if such twentieth day is not a Business Day, the Business Day immediately following such twentieth day) pursuant to Section 7(e) of Annex I to the Servicing Agreement.

               "Event of Default" has the meaning specified in Section 5.01.
                ----------------

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
     amended.

               "FDIC" means the Federal Deposit Insurance Corporation or any
                ----
     successor.

               "Fee and Indemnity Agreement" has the meaning set forth in the
                ---------------------------
     Trust Agreement.

               "Final Maturity Date" means, with respect to any Series or Class
                -------------------
     of Notes, the Final Maturity Date therefor, as specified in the related Series Supplement.

               "Fitch" means Fitch Investors Service, L.P. or its successor.
                -----

               "FTA Collections" means FTA Payments received by the Servicer
                ---------------
     which are remitted to the Collection Account.

               "FTA Payments" means the payments made by Customers based on the
                ------------
     FTA Charges.

               "General Subaccount" has the meaning set forth in Section
                ------------------
     8.02(a).

               "Grant" means mortgage, pledge, bargain, sell, warrant, alienate,
                -----
     remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

               "Holder" or Noteholder" means the Person in whose name a Note is
                ------     ----------
     registered on the Note Register.

               "Indenture" or "this Indenture" means this instrument as
                ---------      --------------
     originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Notes established hereunder.

               "Independent" means, when used with respect to any specified
                -----------
     Person, that the Person (a) is in fact independent of the Note Issuer, any other obligor upon the Notes, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Note Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Note Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               "Independent Certificate" means a certificate or opinion to be
                -----------------------
     delivered to the Note Trustee under the circum stances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Note Trustee, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

               "Infrastructure Bank" means the California Infrastructure and
                -------------------
     Economic Development Bank or any successor in interest.

               "Issuer Order" and "Issuer Request" means a written order or
                ------------       --------------
     request signed in the name of the Note Issuer by any one of its Authorized Officers and delivered to the Note Trustee.

               "Legal Defeasance Option" has the meaning specified in Section
                -----------------------
     4.01(b).

               "Mandatory Redemption Date" has the meaning specified in Section
                -------------------------
     10.04.

               "Mandatory Redemption Price" has the meaning specified in Section
                --------------------------
     10.04.

               "Minimum Denomination" means, with respect to any Note, the
                --------------------
     minimum denomination therefor specified in the applicable Series Supplement, which minimum denomination shall be not less than $1,000 and, except as otherwise provided in such Series Supplement, integral multiples thereof.

               "Moody's" means Moody's Investors Service Inc. or its successor.
                -------

               "Note Interest Rate" means, with respect to any Series or Class,
                ------------------
     the rate at which interest accrues on the Notes of such Series or Class, as specified in the related Series Supplement.

               "Note Issuer" means the party named as such in this Indenture
                -----------
     until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

               "Note Purchase Agreement" has the meaning set forth in the Trust
                -----------------------
     Agreement.

               "Note Register" and "Note Registrar" have the respective meanings
                -------------       --------------
     specified in Section 2.05.

               "Note Trustee" means Bankers Trust Company of California, N.A., a
                ------------
     national banking association, as Note Trustee under this Indenture, or any successor Note Trustee under this Indenture.

               "Notes" has the meaning specified in Section 2.02.
                -----

               "Officer's Certificate" means a certificate signed by any
                ---------------------
     Authorized Officer of the Note Issuer, under the circum stances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Note Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Note Issuer.

               "Operating Expenses" means all fees, costs and expenses of the
                ------------------
     Note Issuer, including all amounts owed by the Note Issuer to the Note Trustee, the Certificate Trustee, the Delaware Trustee and the Infrastructure Bank, the Servicing Fee, the Quarterly Administration Fee, any fees, costs and expenses payable or reimbursable by the Note Issuer to the Administrator and legal and accounting fees, costs and expenses of the
     Note Issuer and the Trust.

               "Opinion of Counsel" means one or more written opinions of
                ------------------
     counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Note Issuer and who shall be satisfactory to the Note Trustee, and which opinion or opinions shall be addressed to the Note Trustee as trustee, shall comply with any applicable requirements of Section 11.01, and shall be in form and substance satisfactory to the Note Trustee.

               "Optional Redemption Date" means, with respect to any Series, the
                ------------------------
     Payment Date specified by the Note Issuer for the redemption of the Notes of such Series pursuant to Section 10.01.

               "Optional Redemption Price" has the meaning specified in Section
                -------------------------
     10.01.

               "Outstanding" means, as of the date of determination, all Notes
                -----------
     theretofore authenticated and delivered under this Indenture except:

               (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancelation;

               (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Note Trustee or any Paying Agent in trust for the Holders of such Notes (provided,
                                                                      --------
          however, that if such Notes are to be redeemed, notice of such
          -------
          redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Note Trustee, made); and

               (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Note Trustee is presented that any such Notes are held by a bona fide purchaser;

     provided that in determining whether the Holders of the requisite
     --------
     Outstanding Amount of the Notes or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Note Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Note Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the

     Note Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Note Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

               "Outstanding Amount" means the aggregate principal amount of all
                ------------------
     Notes or, if the context requires, all Notes of a Series or Class, Outstanding at the date of determination.

               "Overcollateralization Subaccount" has the meaning specified in
                --------------------------------
     Section 8.02(a).

               "Paying Agent" means the Note Trustee or any other Person that
                ------------
     meets the eligibility standards for the Note Trustee specified in Section
     6.11 and is authorized by the Note Issuer to make payment of principal of or premium, if any, or interest on the Notes on behalf of the Note Issuer.

               "Payment Date" means, with respect to any Series or Class, the
                ------------
     March 25, June 25, September 25 and December 26 of each year, provided that
                                                                   --------
     if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

               "Person" means any individual, corporation, limited liability
                ------
     company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

               "Predecessor Note" means, with respect to any particular Note,
                ----------------
     every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

               "Proceeding" means any suit in equity, action at law or other
                ----------
     judicial or administrative proceeding.

               "Quarterly Administration Fee" shall mean $25,000 per calendar
                ----------------------------
     quarter.

               "Quarterly Interest" means, with respect to any Payment Date and
                ------------------
     any Series of Notes, the quarterly interest for such Payment Date and Series as specified in the related Series Supplement.

               "Quarterly Principal" means, with respect to any Payment Date and
                -------------------
     any Series of Notes, the excess, if any, of the Outstanding Amount of such Series of Notes over the outstanding principal balance specified for such Payment Date on the applicable Expected Amortization Schedule.

               "Rating Agency" means Moody's, Standard & Poor's and Fitch.  If
                -------------
     no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Note Issuer, notice of which designation shall be given to the Note Trustee, the Certificate Trustee and the Servicer.

               "Rating Agency Condition" means, with respect to any action, that
                -----------------------
     each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Note Issuer and the Note Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of either any Series or Class of the Notes or any Series or Class of the Certificates.

               "Record Date" means, with respect to a Payment Date, Optional
                -----------
     Redemption Date or Mandatory Redemption Date, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date, Optional Redemption Date or Mandatory Redemption Date occurs.

               "Registered Holder" means the Person in whose name a Note is
                -----------------
     registered on the Note Register on the applicable Record Date.

               "Remittance Date" means the twentieth day of each calendar month
                ---------------
     or, if such day is not a Business Day, the next succeeding Business Day.

               "Repurchase Date" has the meaning specified in the Sale
                ---------------
     Agreement.

               "Required Capital Level" means, as of any Payment Date, the sum
                ----------------------
     of 0.50% of the initial principal amount of each then-outstanding Series of Notes issued pursuant to this Indenture prior to that Payment Date, less $100,000 in the aggregate for all Series of Notes.

               "Required Overcollateralization Level" means, as of any Payment
                ------------------------------------
     Date, the amount required to be on deposit in the Overcollateralization Subaccount as specified in a Series Supplement.

               "Reserve Subaccount" has the meaning specified in Section
                ------------------
     8.02(a).

               "Responsible Officer" means any officer within the Corporate
                -------------------
     Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Note Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

               "Sale Agreement" means the Transition Property Purchase and Sale
                --------------
     Agreement dated as of December 16, 1997, between the Note Issuer and the Seller, in the form of Exhibit A-1, as amended and supplemented from time to time.

               "Scheduled Maturity Date" means, with respect to any Series or
                -----------------------
     Class of Notes, the Scheduled Maturity Date therefor, as specified in the related Series Supplement.

               "SEC" means the Securities and Exchange Commission.
                ---

               "Securities Act" means the Securities Act of 1933, as amended.
                --------------

               "Series" means each series of Notes issued and authenticated
                ------
     pursuant to this Indenture and a related Series Supplement.

               "Series Issuance Date" means, with respect to any Series, the
                --------------------
     date on which the Notes of such Series are to be originally issued in accordance with Section 2.10 and the related Series Supplement.

               "Series Supplement" means an indenture supplemental to this
                -----------------
     Indenture that authorizes a particular Series of Notes.

               "Servicing Agreement" means the Transition Property Servicing
                -------------------
     Agreement dated as of December 16, 1997, between the Note Issuer and the Servicer, in the form of Exhibit A-2, as amended and supplemented from time to time.

               "Standard & Poor's" means Standard & Poor's, a division of The
                -----------------
     McGraw-Hill Companies, Inc. or its successor.

               "State" means any one of the 50 states of the United States of
                -----
     America or the District of Columbia.

               "Successor Servicer" has the meaning specified in Section
                ------------------
     3.07(e).

               "Trust" has the meaning set forth in the Trust Agreement.
                -----

               "Trust Agreement" means the Amended and Restated Declaration and
                ---------------
     Agreement of Trust dated as of December 16, 1997, among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee, as the same may be further amended and supplemented from time to time.

               "Trust Indenture Act" or "TIA" means the Trust Indenture Act of
                -------------------      ---
     1939 as in force on the date hereof, unless otherwise specifically provided.

               "UCC" means, unless the context otherwise requires, the Uniform
                ---
     Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

               "U.S. Government Obligations" means direct obligations (or
                ---------------------------
     certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Note Issuer's option.

               (b) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Servicing Agreement as in effect on the Closing Date for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

                                           Section of
            Term                       Servicing Agreement
            ----                       -------------------

     Advice Letters..................  Section 1.01
     Annual Adjustment Filing Date...  Section 1.01
     CPUC............................  Section 1.01
     CPUC Regulations................  Section 1.01
     Excess Remittance...............  Section 1.01
     Expected Amortization Schedule..  Section 1.01
     Financing Order.................  Section 1.01
     FTA Charges.....................  Section 1.01
     Non-Routine True-Up Adjustment..  Section 1.01
     Overcollateralization Amount....  Section 1.01
     Principal Balance...............  Section 1.01
     Projected Principal Balance.....  Section 1.01

     PU Code.........................  Section 1.01
     Remittance Shortfall............  Section 1.01
     Seller..........................  Section 1.01
     Servicer........................  Section 1.01
     Servicer Default................  Section 1.01
     Servicing Fee...................  Section 1.01
     Subsequent Sale Agreement.......  Section 1.01
     Subsequent Sale Date............  Section 1.01
     Subsequent Transition Property..  Section 1.01
     Transition Property.............  Section 1.01

               SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                              -------------------------------------------------
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes.

               "indenture security holder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Note Trustee.

               "obligor" on the indenture securities means the Note Issuer and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

               SECTION 1.03.  Rules of Construction.  Unless the context
                              ----------------------
     otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv) "including" means including without limitation;

               (v) words in the singular include the plural and words in the plural include the singular; and

               (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                                   The Notes
                                   ---------

               SECTION 2.01.  Form.  The Notes and the Note Trustee's
                              -----
     certificate of authentication shall be in substantially the forms set forth in Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers execut ing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

               The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

               Each Note shall be dated the date of its authenti cation. The terms of the Notes set forth in Exhibit B are part of the terms of this Indenture.

               SECTION 2.02.  Denominations; Notes Issuable in Series.  The
                              ----------------------------------------
     Notes shall be issuable as registered definitive Notes in the Minimum Denomination specified in the applicable Series Supplement and, except as otherwise provided in such Series Supplement, in integral multiples thereof.

               The Notes may, at the election of and as authorized by an Authorized Officer of the Note Issuer, be issued in one or more Series (each comprised of one or more Classes), and shall be designated generally as the "Notes" of the Note Issuer, with such further particular designations added or incorporated in such title for the Notes of any particular Series or Class as an Authorized Officer of the Note Issuer may determine. Each Note shall bear upon its face the designation so selected for the Series or Class to which it belongs. All Notes of the same Series shall be identical in all respects except for the denominations thereof, unless such Series is comprised of one or more Classes, in which case all Notes of the same Class shall be identical in all respects except for the denominations thereof. All Notes of a particular Series or, if such Series is comprised of one or more Classes, all Notes of a particular Class thereof, in each case issued under this Indenture, shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

               Each Series of Notes shall be created by a Series Supplement authorized by an Authorized Officer of the Note Issuer and establishing the terms and provisions of such Series. The several Series and Classes thereof may differ as between Series and Classes, in respect of any of the following matters:

               (1) designation of the Series and, if applicable, the Classes thereof;

               (2) the principal amount;

               (3) the Note Interest Rate;

               (4) the Payment Dates;

               (5) the Scheduled Maturity Date;

               (6) the Final Maturity Date;

               (7) the Series Issuance Date;

               (8) the place or places for the payment of interest, principal and premium, if any;

               (9) the Minimum Denominations;

               (10) the provisions for optional redemption by the Note Issuer;

               (11) the Expected Amortization Schedule;

               (12) provisions with respect to the definitions set forth in Article One hereof; and

               (13) any other provisions expressing or referring to the terms and conditions upon which the Notes of the applicable Series or Class are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

               SECTION 2.03.  Execution, Authentication and Delivery.  The Notes
                              ---------------------------------------
     shall be executed on behalf of the Note Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

               Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Note Issuer shall bind the
     Note Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

               At any time and from time to time after the execution and delivery of this Indenture, the Note Issuer may deliver Notes executed by the Note Issuer to the Note Trustee pursuant to an Issuer Order for authentication; and the Note Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

               Each Note shall be dated the date of its authenti cation.

               No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Note Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

               SECTION 2.04.  Temporary Notes.  Pending the preparation of
                              ----------------
     definitive Notes, the Note Issuer may execute, and upon receipt of an Issuer Order the Note Trustee shall authenti cate and deliver, temporary Notes which are printed, litho graphed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

               If temporary Notes are issued, the Note Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Note Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Notes, the Note Issuer shall execute and the Note Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of Minimum Denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

               SECTION 2.05.  Registration; Registration of Transfer and
                              ------------------------------------------
     Exchange.  The Note Issuer shall cause to be kept a register (the "Note
     ---------
     Register") in which, subject to such reasonable regulations as it may prescribe, the Note Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Note Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Note Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

               If a Person other than the Note Trustee is appointed by the Note Issuer as Note Registrar, the Note Issuer will give the Note Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Note Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Note Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

               Upon surrender for registration of transfer of any Note at the office or agency of the Note Issuer to be maintained as provided in Section 3.02, the Note Issuer shall execute, and the Note Trustee shall authenticate and the Noteholder shall obtain from the Note Trustee, in the name of the designated transferee or transferees, one or more new Notes in any Minimum Denominations, of a like Series (and, if applicable, Class) and aggregate principal amount.

               At the option of the Holder, Notes may be exchanged for other Notes in any Minimum Denominations, of a like Series (and, if applicable, Class) and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Note Issuer shall execute, and the Note Trustee shall authenticate and the Noteholder shall obtain from the Note Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

               All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Note Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

               Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Note Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New
     York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Note Trustee, and (b) such other documents as the Note Trustee may require.

               No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04 or 9.06 not involving any transfer.

               The preceding provisions of this Section notwith standing, the
     Note Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

               SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  If
                              -------------------------------------------
     (i) any mutilated Note is surrendered to the Note Trustee, or the Note Trustee receives evidence to its satis faction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Note Trustee such security or indemnity as may be required by it to hold the Note Issuer and the Note Trustee harmless, then, in the absence of notice to the Note Issuer, the Note Registrar or the Note Trustee that such Note has been acquired by a protected purchaser, the Note Issuer shall execute and, upon its request, the Note Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like Series (and, if applicable, Class), tenor and principal amount, bearing a number not contemporaneously outstanding; pro
                                                                           ---
     vided, however, that if any such destroyed, lost or stolen Note, but not a
     -----  -------
     mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Note Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Note Issuer and the Note Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Note Issuer or the Note Trustee in connection therewith.

               Upon the issuance of any replacement Note under this Section, the
     Note Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Note Trustee) connected therewith.

               Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Note Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

               SECTION 2.07.  Persons Deemed Owner.  Prior to due presentment
                              ---------------------
     for registration of transfer of any Note, the Note Issuer, the Note Trustee and any agent of the Note Issuer or the Note Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the
     Note Issuer, the Note Trustee nor any agent of the Note Issuer or the Note Trustee shall be affected by notice to the contrary.

               SECTION 2.08.  Payment of Principal, Premium, if any, and
                              ------------------------------------------
     Interest; Interest on Overdue Principal; Principal, Premium,
     -----------------------------------------------------------
     if any, and Interest Rights Preserved. (a) The Notes shall accrue interest
     -------------------------------------
     as provided in the related Series Supplement which shall be substantially in the form set forth in Exhibit C hereto, at the applicable Note Interest Rate specified therein, and such interest shall be payable on each Payment Date as specified therein. Any installment of interest, principal or premium, if any, payable on any Note which is punctually paid or duly provided for by the Note Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date or in such other manner as may be provided in the related Series Supplement, except that with respect to Notes registered on the Record Date in the name of the Certificate Trustee payments will be made by wire transfer in immediately available funds to the account designated by the Certificate Trustee and except for the final installment of principal and premium, if any, payable with respect to such Note on a Payment Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03 hereof.

               (b) The principal of each Note of each Series (and, if applicable, Class) shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in the related Series Supplement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes of a Series shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing with respect to such Series, if the Note Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Notes of any Series shall be made pro rata to the Noteholders entitled thereto. The Note Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Note Issuer expects that the final installment of principal of and premium, if any, and interest on such Note will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

               (c) If the Note Issuer defaults in a payment of interest on the Notes of any Series when due, the Note Issuer shall pay such defaulted interest (plus interest on such defaulted interest at the applicable Note Interest Rate to the extent lawful). The Note Issuer may pay such defaulted interest (plus interest on such defaulted interest) to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Note Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 20 days before any such special record date, the Note Issuer shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.


               SECTION 2.09.  Cancelation.  All Notes surrendered for payment,
                              ------------
     registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Trustee, be delivered to the Note Trustee and shall be promptly canceled by the Note Trustee. The Note Issuer may at any time deliver to the Note Trustee for cancelation any Notes previously authenticated and delivered hereunder which the Note Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Note Trustee in accordance with its standard retention or disposal policy as in effect at the time.

               SECTION 2.10.  Amount Unlimited; Authentication and Delivery of
                              ------------------------------------------------
     Notes.  The aggregate principal amount of Notes that may be authenticated
     ------
     and delivered under this Indenture is unlimited.

               Notes of a new Series may from time to time be executed by the
     Note Issuer and delivered to the Note Trustee for authentication and thereupon the same shall be authenticated and delivered by the Note Trustee upon Issuer Request and upon delivery by the Note Issuer to the Note Trustee, and receipt by the Note Trustee, or the causing to occur by the
     Note Issuer, of the following; provided, however, that compliance with such
                                    --------  -------
     conditions and delivery of such documents shall only be required in connection with the original issuance of a Note or Notes of such Series:

               (1)  Note Issuer Action.  An Issuer Order authorizing and
                    -------------------
          directing the execution, authentication and delivery of the Notes by the Note Trustee and specifying the principal amount of Notes to be authenticated.

               (2)  Authorizations.  (a)  An Opinion of Counsel that no
                    ---------------
          authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid issuance, authentication and delivery of such Notes, except for such registrations as are required under the Blue Sky and securities laws of any State or such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

               (b) An Opinion of Counsel that no authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Note Issuer of each of the Basic Documents to which the Note Issuer is a party, except for such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

               (3)  Authorizing Certificate.  A certificate of an Authorized
                    ------------------------
          Officer of the Note Issuer certifying that (i) the Note Issuer has duly authorized the execution and delivery of this Indenture and the related Series Supplement and the execution, authentication and delivery of the Notes of such Series and (ii) that the Series Supplement for such Series of Notes shall be in the form attached thereto, which Series Supplement shall comply with the requirements of
          Section 2.02 hereof.

               (4)  The Collateral. The Note Issuer shall have caused all
                    ---------------
          Collateral to have been Granted to the Note Trustee or, if requested by the Note Trustee, its nominee and will have caused all related filings with the CPUC pursuant to the PU Code and other filings in connection with such Grant to have been duly made.

               (5)  Certificates of the Note Issuer and the Seller.  (a) An
                    -----------------------------------------------
          Officer's Certificate from the Note Issuer, dated as of the Series Issuance Date:

                    (i) to the effect that the Note Issuer is not in Default
               under this Indenture and that the issuance of the Notes applied for will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Note Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Note Issuer is a party or by which it or its property may be bound or to which it or its property may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

                    (ii) to the effect that the Note Issuer has not assigned any interest or participation in the Collateral except for the lien of this Indenture; the Note Issuer has the power and right to Grant the Collateral to the Note Trustee as security hereunder; and the Note Issuer, subject to the terms of this Indenture, has Granted to the Note Trustee all of its right, title and interest in and to such Collateral free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Note Issuer or through the Note Issuer, except the lien of this Indenture;

                    (iii) to the effect that the Note Issuer has appointed the firm of Independent certified public accountants as contemplated in Section 8.06 hereof;

                    (iv) to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement or Subsequent Sale Agreement, as applicable, and the Servicing Agreement; and

                    (v) stating that all filings with the CPUC pursuant to the
               PU Code and all UCC financing statements with respect to the Collateral which are required to be filed by the terms of the Sale Agreement or Subsequent Sale Agreement, as applicable, the Servicing Agreement or this Indenture have been filed as required.

               (b) An Officer's Certificate (as defined in the Sale Agreement) from the Seller, dated as of the Series Issuance Date, to the effect that, in the case of the Transition Property immediately prior to the conveyance thereof to the Note Issuer pursuant to the Sale Agreement:

                    (i) the Seller was the owner of such Transition Property,
               free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance (subject to any statutory lien in favor of the holders of the rate reduction bonds issued pursuant to the Financing Order and the trustee or the representative for such holders pursuant to

               Section 843(g) of the PU Code); the Seller had not assigned any interest or participation in such Transition Property and the proceeds thereof other than to the Note Issuer pursuant to the Sale Agreement (or, if assigned, it has been released); the Seller has the power and right to convey such Transition Property and the proceeds thereof to the Note Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly conveyed to the Note Issuer all of its right, title and interest in and to such Transition Property and the proceeds thereof, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance; and

                    (ii) the attached copies of the Financing Order and Issuance
               Advice Letter creating such Transition Property are true and correct.



          (6)  Opinion of Counsel.  Unless otherwise specified in a Series
               -------------------
          Supplement, an Opinion of Counsel, portions of which may be delivered by counsel for the Note Issuer, portions of which may be delivered by counsel for the Seller and the Servicer, and portions of which may be delivered by counsel for the Trust, dated the Series Issuance Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect that:

                    (a) the Indenture has been duly qualified under the Trust Indenture Act and either the Series Supplement has been duly qualified under the Trust Indenture Act or no such qualification of the Series Supplement is necessary;

                    (b) all instruments furnished to the Note Trustee pursuant to this Indenture conform to the requirements set forth in this Indenture and constitute all of the documents required to be delivered hereunder for the Note Trustee to authenticate and deliver the Notes applied for, and all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes have been complied with;

                    (c) the Note Issuer has the power and authority to execute and deliver the Series Supplement and this Indenture and to issue the Notes, and each of the Series Supplement and this Indenture, and the Notes have been duly authorized and the Note Issuer is duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization;

                    (d) the Series Supplement and the Indenture have been duly authorized, executed and delivered by the Note Issuer;

                    (e) the Notes applied for have been duly authorized and executed and, when authenticated in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Note Issuer, entitled to the benefits of the Indenture and the related Series Supplement;

                    (f) this Indenture, the Sale Agreement or the Subsequent Sale Agreement, as applicable, the Servicing Agreement and the related Series Supplement are valid and binding agreements of the
               Note Issuer, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (g) (I) to the extent that the provisions of Section 843 of the PU Code apply to the grant of a security interest by the Note Issuer in the Collateral pursuant to this Indenture, then upon the giving of value by the Note Trustee to the Note Issuer with respect to the Collateral, (A) this Indenture creates in favor of the Note Trustee a security interest in the rights of the Note Issuer in the Collateral, (B) such security interest is valid and enforceable against the Note Issuer and third parties (subject to the rights of any third parties holding security interests in such Collateral perfected in the manner described in Section 843 of the PU Code), and has attached, (C) such security interest is perfected, and (D) such perfected security interest is of first priority (subject to any statutory lien in favor of the holders of the rate reduction bonds issued pursuant to the Financing Order and the trustee or the representative for such holders pursuant to Section 843(g) of the PU Code). (II) To the extent that the provisions of Section 843 of the PU Code do not apply to the grant of a security interest by the Note Issuer in the Collateral pursuant to this Indenture, then upon the giving of value by the Note Trustee to the Note Issuer with respect to the Collateral, (A) this Indenture creates in favor of the Note Trustee a security interest in the rights of the Note Issuer in the Collateral, and such security interest is enforceable against the Note Issuer with respect to such Collateral, (B) such security interest is perfected, and (C) such perfected security interest is of first priority (subject to any statutory lien in favor of the holders of the rate reduction bonds issued pursuant to the Financing Order and the trustee or the representative for such holders pursuant to Section 843(g) of the PU Code);

                    (h) either (A) the Registration Statement covering the Notes and the Certificates is effective under the Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of such Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the SEC or (B) the Notes or the Certificates are exempt from the registration requirements under the Securities Act;

                    (i) the Note Issuer is not now and, assuming that the Note Issuer uses the proceeds of the sale of the Notes for the purpose of acquiring Transition Property in accordance with the terms of the Sale Agreement, following the sale of the Notes to the Trust and the Certificates to the underwriter, underwriters, placement agent or agents or similar Person, neither the Note Issuer nor the Trust will be required to be registered under the Investment Company Act of 1940, as amended;

                    (j) the Sale Agreement is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (k) the Servicing Agreement is a valid and binding agreement of the Servicer enforceable against the Servicer in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (l) upon the delivery of the fully executed Sale Agreement to the Note Issuer and the payment of the purchase price of the Transition Property by the Note Issuer to the Seller pursuant to the Sale Agreement, then (I) the transfer of the Transition Property by the Seller to the Note Issuer pursuant to the Sale Agreement conveys the Seller's right, title and interest in the Transition Property to the Note Issuer and will be treated under state law as an absolute transfer of all of the Seller's right, title, and interest in the Transition Property, other than for federal and state income and franchise tax purposes, (II) such transfer of the Transition Property is perfected, (III) such transfer has priority over any other assignment of the Transition Property and (IV) the Transition Property is free and clear of all liens created prior to its transfer to the Note Issuer pursuant to the Sale Agreement; and

                    (m) such other matters as the Note Trustee may reasonably require.

               (7)  Accountant's Certificate or Opinion.  Unless otherwise
                    ------------------------------------
          specified in a Series Supplement, a certificate or opinion, addressed to the Note Issuer and the Note Trustee complying with the requirements of Section 11.01(a) hereof, of a firm of Independent certified public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the
          Note Issuer within the meaning of the Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Collateral, they have made such calculations as they deemed necessary for the purpose and determined that, based on the assumptions used in calculating the initial FTA Charges or, if applicable, the most recent revised FTA Charges, as of the Series Issuance Date for such Series (after giving effect to the issuance of such Series and the application of the proceeds therefrom) such FTA Charges are sufficient to pay (a) Operating Expenses when incurred, plus (b) the Overcollateralization Amount, plus (c) interest on each Series of Notes at their respective Note Interest Rates when due, plus (d) principal of each Series of Notes in accordance with the Expected Amortization Schedule.

               (8)  Rating Agency Condition.  The Note Trustee shall receive
                    ------------------------
          evidence reasonably satisfactory to it that the Rating Agency Condition will be satisfied with respect to the issuance of such new Series.

               (9)  Requirements of Series Supplement.  Such other funds,
                    ----------------------------------
          accounts, documents certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

               (10)  Other Requirements.  Such other documents, certificates,
                     -------------------
          agreements, instruments or opinions as the Note Trustee may reasonably require.

               SECTION 2.11.  Release of Collateral.  Subject to Section 11.01,
                              ----------------------
     the Note Trustee shall release property from the lien of this Indenture only as specified in Section 8.02(d) or upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA (S)(S)314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.


                                  ARTICLE III

                                   Covenants
                                   ---------

               SECTION 3.01.  Payment of Principal, Premium, if any, and
                              ------------------------------------------
     Interest.  The Note Issuer will duly and punctually pay the principal of
     ---------
     and premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Note Issuer to such Noteholder for all purposes of this Indenture.

               SECTION 3.02.  Maintenance of Office or Agency.  The Note Issuer
                              --------------------------------
     will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange. The Note Issuer hereby initially appoints the Note Trustee to serve as its agent for the foregoing purposes. The Note Issuer will give prompt written notice to the Note Trustee of the location, and of any change in the location, of any such office or agency. If at any time the
     Note Issuer shall fail to maintain any such office or agency or shall fail to furnish the Note Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Note Issuer hereby appoints the Note Trustee as its agent to receive all such surrenders.

               SECTION 3.03.  Money for Payments To Be Held in Trust.  As
                              ---------------------------------------
     provided in Section 8.02(a), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to Sec tion 8.02(d) shall be made on behalf of the Note Issuer by the Note Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Note Issuer except as provided in this Section and Section 8.02.

               The Note Issuer will cause each Paying Agent other than the Note Trustee to execute and deliver to the Note Trustee an instrument in which such Paying Agent shall agree with the Note Trustee (and if the Note Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

               (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Note Trustee notice of any default by the Note Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the Note Trustee, forthwith pay to the Note Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as a Paying Agent and forthwith pay to the Note Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

               The Note Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Note Trustee all sums held in trust by such Paying Agent, such sums to be held by the Note Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Note Trustee, such Paying Agent shall be released from all further liability with respect to such money.

               Subject to applicable laws with respect to escheat of funds, any money held by the Note Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Note Issuer on Issuer Request; and, subject to Section 11.18, the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Note Issuer for payment thereof (but only to the extent of the amounts so paid to the Note Issuer), and all liability of the Note Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Note Trustee
                                        --------  -------
     or such Paying Agent, before being required to make any such repayment, may at the expense of the Note Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Note Issuer. The Note Trustee may also adopt and employ, at the expense of the
     Note Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Note Trustee or of any Paying Agent, at the last address of record for each such Holder).

               SECTION 3.04.  Existence.  The Note Issuer will keep in full
                              ----------
     effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Note Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Note Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

               SECTION 3.05.  Protection of Collateral.  The Note Issuer will
                              -------------------------
     from time to time execute and deliver all such supplements and amendments hereto and all such filings with the CPUC pursuant to the PU Code, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (iii) enforce any of the Collateral;

               (iv) preserve and defend title to the Collateral and the rights of the Note Trustee and the Noteholders in such Collateral against the claims of all Persons and parties, including the challenge by any party to the validity or enforceability of the Financing Order, any Advice Letter or the Transition Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the CPUC or the State of California of any of its obligations or duties under the PU Code, the Financing Order or any Advice Letter; or

               (v) pay any and all taxes levied or assessed upon all or any part of the Collateral.

     The Note Issuer hereby designates the Note Trustee its agent and attorney-in-fact to execute any filings with the CPUC, financing statement, continuation statement or other instrument required by the Note Trustee pursuant to this Section, it being understood that the Note Trustee shall have no such obligation.

               SECTION 3.06.  Opinions as to Collateral.  (a)  On the Series
                              --------------------------
     Issuance Date for each Series, the Note Issuer shall furnish to the Note Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any filings with the CPUC pursuant to the PU Code, financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

               (b) On or before September 30 in each calendar year, while any Series is outstanding, beginning at least three months after the issuance of the first Series of the Notes, the Note Issuer shall furnish to the Note Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the CPUC pursuant to the PU Code, financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the CPUC, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until September 30 in the following calendar year.


               (c) Prior to the effectiveness of any Subsequent Sale Agreement or any amendment to the Sale Agreement, the Note Issuer shall furnish to the Note Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the CPUC pursuant to the PU Code, have been executed and filed that are necessary fully to preserve and protect the interest of the Note Issuer and the Note Trustee in the Transition Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

               SECTION 3.07.  Performance of Obligations; Servicing; SEC
                              ------------------------------------------
     Filings.  (a)  The Note Issuer (i) will diligently pursue any and all
     --------
     actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Sale Agreement, the Servicing Agreement or such other instrument or agreement.

               (b) The Note Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Note Trustee in an Officer's Certificate of the Note Issuer shall be deemed to be action taken by the
     Note Issuer. Initially, the Note Issuer has contracted with the Servicer to assist the Note Issuer in performing its duties under this Indenture.

               (c) The Note Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all filings with the CPUC pursuant to the PU Code, UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly permitted therein, the Note Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Note Trustee (which consent shall not be withheld if (i) the Note Trustee shall have received an Officer's Certificate stating that such waiver, amendment, modification, supplement or termination shall not adversely affect in any material respect the interests of the Noteholders or the holders of Certificates and (ii) the Rating Agency Condition shall have been satisfied with respect thereto) or the Holders of at least a majority of the Outstanding Amount of Notes of all Series.

               (d) If the Note Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Note Issuer shall promptly give written notice thereof to the Note Trustee, the Infrastructure Bank and the Rating Agencies, and shall specify in such notice the action, if any, the Note Issuer is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transition Property or the FTA Charges, the
     Note Issuer shall take all reasonable steps available to it to remedy such failure.

               (e) As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the
     Note Issuer shall appoint a successor Servicer (the "Successor Servicer") with the Note Trustee's prior written consent thereto (which consent shall not be unreasonably withheld), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Note Issuer and the Note Trustee. A Person shall qualify as a

     Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, the Note Issuer shall not have obtained such a new Servicer, the Note Trustee may petition the CPUC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Note Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 5.02 of the Servicing Agreement, the Note Issuer shall enter into an agreement with such successor for the servicing of the Transition Property (such agreement to be in form and substance satisfactory to the Note Trustee).

               (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Note Trustee shall promptly notify the Note Issuer, the Noteholders, the Infrastructure Bank and the Rating Agencies. As soon as a Successor Servicer is appointed, the Note Issuer shall notify the Note Trustee, the Noteholders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

               (g) Without derogating from the absolute nature of the assignment granted to the Note Trustee under this Indenture or the rights of the Note Trustee hereunder, the Note Issuer agrees that it will not, without the prior written consent of the Note Trustee or the Holders of at least a majority in Outstanding Amount of the Notes of all Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, or waive timely performance or observance by the Seller or the Servicer under the Sale Agreement or the Servicing Agreement, respectively. If any such amendment, modification, supplement or waiver shall be so consented to by the Note Trustee or such Holders, the Note Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Note Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect the rights of the Holders of the Notes outstanding at the time of any such amendment, modification, supplement or waiver.

               (h) The Note Issuer shall file with the SEC such periodic reports, if any, as are required from time to time under Section 13 of the Exchange Act.

               (i) The Note Issuer shall make all filings required under the Statute relating to the transfer of the ownership or security interest in the Transition Property other than those required to be made by the Seller pursuant to the Basic Documents.

               SECTION 3.08.  Negative Covenants.  So long as any Notes are
                              -------------------
     Outstanding, the Note Issuer shall not:

               (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Note Issuer, including those included in the Collateral, unless directed to do so by the Note Trustee in accordance with
          Article V;

               (ii) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

               (iii) terminate its existence or dissolve or liquidate in whole or in part; or

               (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and any statutory lien under Section 843(g) of the PU Code) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) subject to any statutory lien under Section 843(g) of the PU Code, permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral.

               SECTION 3.09.  Annual Statement as to Compliance.  The Note
                              ----------------------------------
     Issuer will deliver to the Note Trustee, the Certificate Trustee and the Rating Agencies not later than September 30 of each year (commencing with September 30, 1998), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

               (i) a review of the activities of the Note Issuer during the preceding twelve months ended June 30 and of performance under this Indenture has been made under such Authorized Officer's supervision; and

               (ii) to the best of such Authorized Officer's knowledge, based on such review, the Note Issuer has complied with all conditions and covenants under this Indenture throughout such twelve month period, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

               SECTION 3.10.  Note Issuer May Consolidate, etc., Only on Certain
                              --------------------------------------------------
     Terms.  (a)  The Note Issuer shall not consolidate or merge with or into
     ------
     any other Person, unless

               (i) the Person (if other than the Note Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Note Trustee, in form and substance satisfactory to the Note Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Note Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement or Series Supplements;


               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Note Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Note Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Note Issuer, the Trust, any Noteholder or any Certificateholder;

               (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Note Issuer shall have delivered to the Note Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

               (b) Except as specifically provided herein, the Note Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, to any Person, unless

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Note Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Note Trustee, in form and substance satisfactory to the Note Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Note Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement or Series Supplements, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Note Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Note Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Note Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Note Issuer, the Trust, any Noteholder or any Certificateholder;

               (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Note Issuer shall have delivered to the Note Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

               SECTION 3.11.  Successor or Transferee.  (a)  Upon any
                              ------------------------
     consolidation or merger of the Note Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Note Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Note Issuer under this Indenture with the same effect as if such Person had been named as the Note Issuer herein.

               (b) Except as set forth in Section 6.07, upon a conveyance or transfer of all the assets and properties of the Note Issuer pursuant to
     Section 3.10(b), SDG&E Funding LLC will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the
     Note Issuer with respect to the Notes immediately upon the delivery of written notice to the Note Trustee stating that SDG&E Funding LLC is to be so released.

               SECTION 3.12.  No Other Business.  The Note Issuer shall not
                              ------------------
     engage in any business other than financing, purchasing, owning and managing the Transition Property in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

               SECTION 3.13.  No Borrowing.  The Note Issuer shall not issue,
                              -------------
     incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

               SECTION 3.14.  Servicer's Obligations.  The Note Issuer shall
                              -----------------------
     enforce the Servicer's compliance with all of the Servicer's material obligations under the Servicing Agreement.

               SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities.
                              -------------------------------------------------
     Except as otherwise contemplated by the Sale

     Agreement, the Servicing Agreement or this Indenture, the Note Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

               SECTION 3.16.  Capital Expenditures.  Other than expenditures in
                              ---------------------
     an aggregate amount not to exceed $25,000 in any calendar year, the Note Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

               SECTION 3.17. Non-Routine True-Up Adjustment.  The Note Issuer
                             -------------------------------
     agrees that it shall not consent to a Non-Routine True-Up Adjustment pursuant to Section 4.01(c) of the Servicing Agreement unless the Rating Agency Condition shall have been satisfied.

               SECTION 3.18.  Restricted Payments.  The Note Issuer shall not,
                              --------------------
     directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Note Issuer or otherwise with respect to any ownership or equity interest or security in or of the Note Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have
              --------  -------
     occurred and be continuing, the Note Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Note Issuer or otherwise with respect to any ownership or equity interest or security in or of the Note Issuer using funds distributed to the Note Issuer pursuant to Section 8.02(d) to the extent that such distributions would not cause the book value of the remaining equity in the Note Issuer to decline below 0.5 percent of the original principal amount of all Series of Notes which remain outstanding. The Note Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

               SECTION 3.19.  Notice of Events of Default.  The Note Issuer
                              ----------------------------
     agrees to give the Note Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

               SECTION 3.20.  Further Instruments and Acts.  Upon request of the
                              -----------------------------
     Note Trustee, the Note Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

               SECTION 3.21.  Purchase of Subsequent Transition Property.  (a)
                              -------------------------------------------
     The Note Issuer may from time to time purchase Subsequent Transition Property from the Seller pursuant to a Subsequent Sale Agreement, subject to the conditions specified in paragraph (b) below.

               (b) The Note Issuer shall be permitted to purchase from the Seller Subsequent Transition Property and the proceeds thereof only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Sale Date:

               (i) the Seller shall have provided the Note Issuer, the Note Trustee and the Rating Agencies with written notice, which shall be given not later than 10 days prior to the related Subsequent Sale Date, specifying the Subsequent Sale Date for such Subsequent Transition Property and the aggregate amount of the FTA Charges related to such Subsequent Transition Property, and shall have provided any information reasonably requested by any of the foregoing Persons with respect to the Subsequent Transition Property then being conveyed to the Note Issuer;

               (ii) the Seller and the Note Issuer shall have delivered to the Note Trustee a duly executed Subsequent Sale Agreement in substantially the form of the Sale Agreement;

               (iii) as of such Subsequent Sale Date, the Seller was not insolvent and will not have been made insolvent by such transfer and the Seller is not aware of any pending insolvency with respect to itself;

               (iv) the Rating Agency Condition shall have been satisfied with respect to such conveyance;

               (v) such conveyance will not result in an adverse tax consequence to the Note Issuer, the Trust, the Noteholders or the Certificateholders;

               (vi) as of such Subsequent Sale Date, no breach by the Seller of its representations, warranties or covenants in the Sale Agreement and no Servicer Default shall exist;

               (vii) as of such Subsequent Sale Date, the Note Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Transition Property to be conveyed on such date and all conditions to the issuance of one or more Series of Notes intended to provide such funds set forth in Section 2.10 of this Indenture shall have been satisfied;

               (viii) the Note Issuer shall have delivered to the Note Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

               (ix) (A) the Note Issuer shall have delivered to the Rating Agencies any Opinions of Counsel requested by the Rating Agencies and
          (B) the Note Issuer shall have delivered to the Note Trustee the Opinion of Counsel required by Section 3.06(c) of this Indenture; and

               (x) subject to any statutory lien under Section 843(g) of the PU Code, the Seller and the Note Issuer shall have taken any action required to maintain the first perfected ownership interest of the
          Note Issuer in the Transition Property and the proceeds thereof, and the Note Issuer shall have taken any action required to maintain first perfected security interest of the Note Trustee in the Transition Property and the proceeds thereof.


                                   ARTICLE IV

                     Satisfaction and Discharge; Defeasance
                     --------------------------------------

               SECTION 4.01.  (a)  Satisfaction and Discharge of Indenture;
                                   ----------------------------------------
     Defeasance.  This Indenture shall cease to be of further effect with
     -----------
     respect to the Notes of any Series and the Note Trustee, on reasonable demand of and at the expense of the Note Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes of such Series, when

               (A) either

                    (1) all Notes of such Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section
               2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Note Issuer and thereafter repaid to the Note Issuer or discharged from such trust, as provided in

               Section 3.03) have been delivered to the Note Trustee for cancelation; or

                    (2) the Scheduled Maturity Date has occurred with respect to all Notes of such Series not theretofore delivered to the Note Trustee for cancelation, and the Note Issuer has irrevocably deposited or caused to be irrevocably deposited with the Note Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Trustee for cancelation on the Scheduled Maturity Date therefor;

               (B) the Note Issuer has paid or caused to be paid all other sums payable hereunder by the Note Issuer with respect to such Series; and

               (C) the Note Issuer has delivered to the Note Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Note Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Notes of such Series have been complied with.

               (b) Subject to Sections 4.01(c) and 4.02, the Note Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Notes of any Series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12,
     3.13, 3.14, 3.15, 3.16, 3.17 and 3.18 and the operation of Section 5.01(iv)
     ("Covenant Defeasance Option") with respect to any Series of Notes.  The
     Note Issuer may exercise the Legal Defeasance Option with respect to any Series of Notes notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.



               If the Note Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Notes of such Series may not be accelerated because of an Event of Default. If the Note Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Notes of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iv).

               Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Notes the Note Trustee, on reasonable demand of and at the expense of the Note

     Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

               (c) Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal, premium, if any, and interest, (iv) Sections
     4.03 and 4.04, (v) the rights, obligations and immunities of the Note Trustee hereunder (including the rights of the Note Trustee under Section
     6.07 and the obligations of the Note Trustee under Section 4.03) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Note Trustee payable to all or any of them, shall survive until the Notes of the Series as to which this Indenture or certain obligations hereunder have be satisfied and discharged pursuant to
     Section 4.01(a) or 4.01(b) have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

               SECTION 4.02.  Conditions to Defeasance.  The Note Issuer may
                              -------------------------
     exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Notes only if:

               (a) the Note Issuer irrevocably deposits or causes to be deposited in trust with the Note Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on such Notes to the Scheduled Maturity Dates, Optional Redemption Date or Mandatory Redemption Date therefor, as applicable;

               (b) the Note Issuer delivers to the Note Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Notes of such Series (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor, (ii) if such Series is to be redeemed, the Optional Redemption Price or Mandatory Redemption Price, as applicable, therefor on the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor and (iii) interest when due;

               (c) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 5.01(v) or (vi) occurs which is continuing at the end of the period;

               (d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

               (e) in the case of an exercise of the Legal Defeasance Option, the Note Issuer shall have delivered to the Note Trustee an Opinion of Counsel stating that (i) the Note Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

               (f) in the case of an exercise of the Covenant Defeasance Option, the Note Issuer shall have delivered to the Note Trustee an Opinion of Counsel to the effect that the Holders of the Notes of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

               (g) the Note Issuer delivers to the Note Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Notes of such Series to the extent contemplated by this Article IV have been complied with.

               Before or after a deposit pursuant to this Section 4.02 with respect to any Series of Notes, the Note Issuer may make arrangements satisfactory to the Note Trustee for the redemption of such Notes at a future date in accordance with Article X.

               SECTION 4.03.  Application of Trust Money.  All moneys or U.S.
                              ---------------------------
     Government Obligations deposited with the Note Trustee pursuant to Section
     4.01 or 4.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Note Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Note Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.

               SECTION 4.04.  Repayment of Moneys Held by Paying Agent.  In
                              -----------------------------------------
     connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Notes of any Series, all moneys then held by any Paying Agent other than the Note Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Note Issuer, be paid to the Note Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                   ARTICLE V

                                    Remedies
                                    --------

               SECTION 5.01.  Events of Default.  "Event of Default" with
                              ------------------
     respect to any Series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

               (ii) default in the payment of the then unpaid principal of any Note of any Series on the Final Maturity Date for such Series; or

               (iii) default in the payment of the Optional Redemption Price for any Note on the Optional Redemption Date therefor, or a default in the payment of the Mandatory Redemption Price for the Notes on the Mandatory Redemption Date;

               (iv) default in the observance or performance of any covenant or agreement of the Note Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Note Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Note Issuer by the Note Trustee or to the Note Issuer and the Note Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Notes of such Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Note Issuer or any substantial part of the Collateral in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the
          Note Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Note Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (vi) the commencement by the Note Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Note Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Note Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Note Issuer or for any substantial part of the Collateral, or the making by the Note Issuer of any general assignment for the benefit of creditors, or the failure by the Note Issuer generally to pay its debts as such debts become due, or the taking of action by the Note Issuer in furtherance of any of the foregoing.

               The Note Issuer shall deliver to a Responsible Officer of the Note Trustee and the Rating Agencies, within five days after an Authorized Officer has knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv), its status and what action the Note Issuer is taking or proposes to take with respect thereto.

               SECTION 5.02.  Acceleration of Maturity; Rescission and
                              ----------------------------------------
     Annulment.  If an Event of Default should occur and be continuing with
     ----------
     respect to any Series, then and in every such case the Note Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series may declare all the Notes to be immediately due and payable, by a notice in writing to the Note Issuer (and to the Note Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

               At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Note Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes of all Series, by written notice to the Note Issuer and the Note Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Note Issuer has paid or deposited with the Note Trustee a sum sufficient to pay

                    (A) all payments of principal of and premium, if any, and
               interest on all Notes of all Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                    (B) all sums paid or advanced by the Note Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Note Trustee and its agents and counsel; and

               (ii) all Events of Default with respect to all Series, other than the nonpayment of the principal of the Notes of all Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

               No such rescission shall affect any subsequent default or impair any right consequent thereto.

               SECTION 5.03.  Collection of Indebtedness and Suits for
                              ----------------------------------------
     Enforcement by Note Trustee.  (a)  The Note Issuer covenants that if (i)
     ----------------------------
     default is made in the payment of any interest on any Note of a Series when the same becomes due and payable, and such default continues for a period of five days, (ii) default is made in the payment of the then unpaid principal of any Note of any Series on the Final Maturity Date for such Note or (iii) default is made in the payment of the Optional Redemption Price or Mandatory Redemption Price, as applicable, for any Note on the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor, the Note Issuer will, upon demand of the Note Trustee, pay to it, for the benefit of the Holders of the Notes of such Series, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Notes of such Series or the applicable Class of such Series and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Trustee and its agents and counsel.

               (b) Subject to Section 11.18, in case the Note Issuer shall fail forthwith to pay such amounts upon such demand, the Note Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Note Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Note Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

               (c) If an Event of Default occurs and is continuing with respect to any Series, the Note Trustee may, as more particularly provided in
     Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of such Series, by such appropriate Proceedings as the Note Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Note Trustee by this Indenture or by law.

               (d) In case there shall be pending, relative to the Note Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Note Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Note Issuer or other obligor upon the Notes of any Series, or to the creditors or property of the Note Issuer or such other obligor, the Note Trustee, irrespective of whether the principal of any Notes of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Note Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee (including any claim for reasonable compensation to the Note Trustee and each predecessor Note Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Note Trustee and each predecessor Note Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; and

               (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Note Trustee on their behalf;

     and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Note Trustee, and, in the event that the Note Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Note Trustee such amounts as shall be sufficient to cover reasonable compensation to the Note Trustee, each predecessor Note Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Note Trustee and each predecessor Note Trustee except as a result of negligence or bad faith.

               (e) Nothing herein contained shall be deemed to authorize the Note Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Note Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

               (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes of any Series, may be enforced by the Note Trustee without the possession of any of the Notes of such Series or the production thereof in any trial or other Proceedings relative thereto, and any such action or pro ceedings instituted by the Note Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Note Trustee, each predecessor Note Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes of such Series.

               (g) In any Proceedings brought by the Note Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Note Trustee shall be a party), the Note Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

               SECTION 5.04.  Remedies; Priorities.  (a) If an Event of Default
                              ---------------------
     shall have occurred and be continuing with respect to a Series, the Note Trustee may do one or more of the following (subject to Section 5.05):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of such Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Note Issuer and any other obligor upon such Notes moneys adjudged due;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

               (iii) exercise any remedies of a secured party under the UCC or the PU Code and take any other appropriate action to protect and enforce the rights and remedies of the Note Trustee and the Holders of the Notes of such Series; and

               (iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

     provided, however, that the Note Trustee may not sell or otherwise
     --------  -------
     liquidate any portion of the Collateral following an

     Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), with respect to any Series unless (A) the Holders of 100 percent of the Outstanding Amount of the Notes of all Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders of all Series are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(d) or (C) the Note Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Notes of all Series as they would have become due if the Notes had not been declared due and payable, and the Note Trustee obtains the consent of Holders of 66-2/3 percent of the Outstanding Amount of the Notes of all Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Note Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

               (b)  If the Note Trustee collects any money pursuant to this
     Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(d).

               SECTION 5.05.  Optional Preservation of the Collateral.  If the
                              ----------------------------------------
     Notes of all Series have been declared to be due and payable under Section
     5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Note Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Notes, and the Note Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Note Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.


               SECTION 5.06.  Limitation of Suits.  No Holder of any Note of any
                              --------------------
     Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this

     Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder previously has given written notice to the Note Trustee of a continuing Event of Default with respect to such Series;

               (ii) the Holders of not less than 25 percent of the Outstanding Amount of the Notes of all Series have made written request to the Note Trustee to institute such Proceeding in respect of such Event of Default in its own name as Note Trustee hereunder;

               (iii) such Holder or Holders have offered to the Note Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Note Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

               (v) no direction inconsistent with such written request has been given to the Note Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes of all Series;

     it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

               In the event the Note Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes of all Series, the Note Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

               SECTION 5.07.  Unconditional Rights of Noteholders To Receive
                              ----------------------------------------------
     Principal, Premium, if any, and Interest.  Notwith standing any other
     -----------------------------------------
     provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Note on or after the due dates thereof expressed in such Note or in this Indenture, (ii) the unpaid principal, if any, of such Notes on or after the Final Maturity Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal and premium, if any, and interest, if any, on such Note on or after the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

               SECTION 5.08.  Restoration of Rights and Remedies. If the Note
                              -----------------------------------
     Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Note Trustee or to such Noteholder, then and in every such case the
     Note Issuer, the Note Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Note Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

               SECTION 5.09.  Rights and Remedies Cumulative.  No right or
                              -------------------------------
     remedy herein conferred upon or reserved to the Note Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 5.10.  Delay or Omission Not a Waiver.  No delay or
                              -------------------------------
     omission of the Note Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this
     Article V or by law to the Note Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Note Trustee or by the Noteholders, as the case may be.

               SECTION 5.11.  Control by Noteholders.  The Holders of a majority
                              -----------------------
     of the Outstanding Amount of the Notes of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Note Trustee with respect to the Notes of such Series or Class or Classes or exercising any trust or power conferred on the Note Trustee with respect to such Series or Class or Classes; provided that
     --------

               (i) such direction shall not be in conflict with any rule of law or with this Indenture;

               (ii) subject to the express terms of Section 5.04, any direction to the Note Trustee to sell or liquidate the Collateral shall be by the Holders of Notes representing not less than 100 percent of the Outstanding Amount of the Notes of all Series;

               (iii) if the conditions set forth in Section 5.05 have been satisfied and the Note Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Note Trustee by Holders of Notes representing less than 100 percent of the Outstanding Amount of the Notes of all Series to sell or liquidate the Collateral shall be of no force and effect; and

               (iv) the Note Trustee may take any other action deemed proper by the Note Trustee that is not inconsistent with such direction;

     provided, however, that, subject to Section 6.01, the Note Trustee need not
     --------  -------
     take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

               SECTION 5.12.  Waiver of Past Defaults.  Prior to the declaration
                              ------------------------
     of the acceleration of the maturity of the Notes of all Series as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes of all Series may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note of all Series or Classes affected. In the case of any such waiver, the Note Issuer, the Note Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

               Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

               SECTION 5.13.  Undertaking for Costs.  All parties to this
                              ----------------------
     Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Note Trustee for any action taken, suffered or omitted by it as Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Note Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10 percent of the Outstanding Amount of the Notes of a Series or (c) any suit instituted by any Noteholder for the enforcement of the payment of (i) interest on any Note on or after the due dates expressed in such Note and in this Indenture, (ii) the unpaid principal, if any, of any Note on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and premium, if any, and interest on any Note on or after the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor.

               SECTION 5.14.  Waiver of Stay or Extension Laws. The Note Issuer
                              ---------------------------------
     covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Note Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Note Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 5.15.  Action on Notes.  The Note Trustee's right to seek
                              ----------------
     and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Note Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Note Trustee against the

     Note Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Note Issuer.

               SECTION 5.16.  Performance and Enforcement of Certain
                              --------------------------------------
     Obligations.  (a)  Promptly following a request from the Note Trustee to do
     ------------
     so and at the Note Issuer's expense, the Note Issuer agrees to take all such lawful action as the Note Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Note Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Note Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, to the extent and in the manner directed by the Note Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale Agreement and the Servicing Agreement, respectively.

               (b) If an Event of Default has occurred, the Note Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3 percent of the Outstanding Amount of the Notes of all Series shall, subject to Article VI, exercise all rights, remedies, powers, privileges and claims of the Note Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Note Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement or the Servicing Agreement, respectively, and any right of the
     Note Issuer to take such action shall be suspended.


                                   ARTICLE VI

                                The Note Trustee
                                ----------------

               SECTION 6.01.  Duties of Note Trustee.  (a)  If an Event of
                              -----------------------
     Default has occurred and is continuing, the Note Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b)  Except during the continuance of an Event of Default:

               (i) the Note Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Note Trustee; and

               (ii) in the absence of bad faith on its part, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Note Trustee and conforming to the requirements of this Indenture; however, the Note Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Note Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Note Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Note Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

               (d) Every provision of this Indenture that in any way relates to the Note Trustee is subject to paragraphs (a), (b) and (c) of this Section.

               (e) The Note Trustee shall not be liable for interest on any money received by it except as the Note Trustee may agree in writing with the Note Issuer.

               (f) Money held in trust by the Note Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Sale Agreement and the Servicing Agreement.

               (g) No provision of this Indenture shall require the Note Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

               (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Note Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

               (i) In the event that the Trustee is also acting as Paying Agent or Note Registrar hereunder, this Article VI shall also be afforded to such Paying Agent or Note Registrar.

               SECTION 6.02.  Rights of Note Trustee.  (a)  The Note Trustee may
                              -----------------------
     conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Note Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Note Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Note Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

               (c) The Note Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Note Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

               (d) The Note Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Note Trustee's conduct
                          ---------  -------
     does not constitute wilful misconduct, negligence or bad faith.

               (e) The Note Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               SECTION 6.03.  Individual Rights of Note Trustee.  The Note
                              ----------------------------------
     Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Note Issuer or its affiliates with the same rights it would have if it were not Note Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Note Trustee must comply with Sections 6.11 and 6.12.

               SECTION 6.04.  Note Trustee's Disclaimer.  The Note Trustee shall
                              --------------------------
     not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Note Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Note Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Note Trustee's certificate of authentication.

               SECTION 6.05.  Notice of Defaults.  If a Default occurs and is
                              -------------------
     continuing with respect to any Series and if it is actually known to a Responsible Officer of the Note Trustee, the Note Trustee shall mail to each Holder of Notes of all Series notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of and premium, if any, or interest on any Note, the Note Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

               SECTION 6.06.  Reports by Note Trustee to Holders.
                              -----------------------------------

               (a) So long as the Note Trustee is the Note Registrar and Paying Agent, it shall deliver to each Noteholder such information in its possession as may be required to enable such holder to prepare its Federal and state income tax returns.

               (b) With respect to each Series of Notes, on or prior to each Payment Date therefor, the Note Trustee will deliver to each Holder of Notes on such Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the applicable Series Supplement) as to the Notes of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

               (i) the amount of the distribution to Noteholders allocable to principal;

               (ii) the amount of the distribution to Noteholders allocable to interest;

               (iii) the aggregate outstanding Principal Balance of the Notes, after giving effect to payments allocated to principal reported under
          (i) above; and

               (iv) the Principal Balance and the Projected Principal Balance as of such Payment Date, after giving effect to distributions to be made on such Payment Date.

               (c) The Note Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant's Report delivered to it pursuant to
     Section 3.04 of the Servicing Agreement to the Rating Agencies. A copy of such certificate and report may be obtained by any Noteholder by a request in writing to the Note Trustee.

               SECTION 6.07.  Compensation and Indemnity.  The Note Issuer shall
                              ---------------------------
     pay to the Note Trustee from time to time reasonable compensation for its services. The Note Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Note Issuer shall reimburse the Note Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Note Trustee's agents, counsel, accountants and experts. The Note Issuer shall indemnify the Note Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Note Trustee shall notify the Note Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Note Trustee to so notify the Note Issuer shall not relieve the Note Issuer of its obligations hereunder. The Note Issuer shall defend the claim and the Note Trustee may have separate counsel and the Note Issuer shall pay the fees and expenses of such counsel. The Note Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Note Trustee through the Note Trustee's own wilful misconduct, negligence or bad faith.

               The Note Issuer's payment obligations to the Note Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Note Trustee. When the Note Trustee incurs expenses after the occurrence of a Default specified in
     Section 5.01(v) or (vi) with respect to the Note Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the

     United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

               SECTION 6.08.  Replacement of Note Trustee.  The Note Trustee may
                              ----------------------------
     resign at any time by so notifying the Note Issuer, provided that no such resignation shall be effective until either


     (a) the Collateral has been completely liquidated and the proceeds of the liquidation distributed to the Noteholders or (b) a successor trustee having the qualifications set forth in Section 6.11 has been designated and has accepted such trusteeship. The Holders of a majority in Outstanding Amount of the Notes of all Series may remove the Note Trustee by so notifying the Note Trustee and may appoint a successor Note Trustee. The
     Note Issuer shall remove the Note Trustee if:

               (i) the Note Trustee fails to comply with Section 6.11;

               (ii) the Note Trustee is adjudged a bankrupt or insol vent;

               (iii) a receiver or other public officer takes charge of the Note Trustee or its property; or

               (iv) the Note Trustee otherwise becomes incapable of acting.

               If the Note Trustee resigns or is removed or if a vacancy exists in the office of Note Trustee for any reason (the Note Trustee in such event being referred to herein as the retiring Note Trustee), the Note Issuer shall promptly appoint a successor Note Trustee.

               A successor Note Trustee shall deliver a written acceptance of its appointment to the retiring Note Trustee and to the Note Issuer. Thereupon the resignation or removal of the retiring Note Trustee shall become effective, and the successor Note Trustee shall have all the rights, powers and duties of the Note Trustee under this Indenture. The successor Note Trustee shall mail a notice of its succession to Noteholders. The retir ing Note Trustee shall promptly transfer all property held by it as Note Trustee to the successor Note Trustee.

               If a successor Note Trustee does not take office within 60 days after the retiring Note Trustee resigns or is removed, the retiring Note Trustee, the Note Issuer or the Holders of a majority in Outstanding Amount of the Notes of all Series may petition any court of competent jurisdiction for the appointment of a successor Note Trustee.

               If the Note Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Note Trustee and the appointment of a successor Note Trustee.

               Notwithstanding the replacement of the Note Trustee pursuant to this Section, the Note Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Note Trustee.

               SECTION 6.09.  Successor Note Trustee by Merger.  If the Note
                              ---------------------------------
     Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Note Trustee.

               In case at the time such successor or successors by merger, conversion or consolidation to the Note Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Note Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Note Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Note Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Note Trustee shall have.

               SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.
                              ----------------------------------------------
     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Note Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Note Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Sec tion 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

               (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Note Trustee shall be con ferred or imposed upon and exercised or performed by the Note Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Note Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Note Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Note Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

               (c) Any notice, request or other writing given to the Note Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Note Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Note Trustee. Every such instrument shall be filed with the Note Trustee.

               (d) Any separate trustee or co-trustee may at any time constitute the Note Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Note Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               SECTION 6.11.  Eligibility; Disqualification.  The Note Trustee
                              ------------------------------
     shall at all times satisfy the requirements of TIA (S) 310(a) and Section 26(a)(i) of the Investment Company Act of 1940. The Note Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of A (or the equivalent thereof) or better by all of the Rating Agencies from which a rating is available. The Note Trustee shall comply with TIA (S) 310(b), including the optional provision permitted by the second sentence of TIA (S) 310(b)(9); provided, however,
                                                            --------  -------
     that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities of the Note Issuer are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

               SECTION 6.12.  Preferential Collection of Claims Against Note
                              ----------------------------------------------
     Issuer.  The Note Trustee shall comply with TIA (S) 311(a), excluding any
     -------
     creditor relationship listed in TIA (S) 311(b). A Note Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

               SECTION 6.13.  Representations and Warranties of Note Trustee.
                              ----------------------------------------------
     The Note Trustee hereby represents and warrants that:

          (a) the Note Trustee is a national banking association validly existing and in good standing under the laws of the United States; and

          (b) the Note Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Dcouments to which the Note Trustee is a party has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

                                  ARTICLE VII

                         Noteholders' Lists and Reports
                         ------------------------------

               SECTION 7.01.  Note Issuer To Furnish Note Trustee Names and
                              ---------------------------------------------
     Addresses of Noteholders.  The Note Issuer will furnish or cause to be
     -------------------------
     furnished to the Note Trustee (a) not more than five days after the earlier of (i) each Record Date with respect to each Series and (ii) three months after the last Record Date with respect to each Series, a list, in such form as the Note Trustee may reasonably require, of the names and addresses of the Holders of Notes of such Series as of such Record Date, (b) at such other times as the Note Trustee may request in writing, within 30 days after receipt by the Note Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Note Trustee is
                        --------  -------
     the Note Registrar, no such list shall be required to be furnished.

               SECTION 7.02.  Preservation of Information; Communications to
                              ----------------------------------------------
     Noteholders.  (a)  The Note Trustee shall preserve, in as current a form as
     ------------
     is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Note Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Note Trustee in its capacity as Note Registrar. The Note Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

               (b) Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

               (c) The Note Issuer, the Note Trustee and the Note Registrar shall have the protection of TIA (S) 312(c).

               SECTION 7.03.  Reports by Note Issuer.  (a)  The Note Issuer
                              -----------------------
     shall:

               (i) so long as the Note Issuer is required to file such documents with the SEC, file with the Note Trustee, within 15 days after the
          Note Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Note Issuer may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

               (ii) file with the Note Trustee and the SEC in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Note Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Note Trustee (and the Note Trustee shall transmit by mail to all Noteholders described in TIA (S) 313(c)) such summaries of any information, documents and reports required to be filed by the Note Issuer pursuant to clauses (i) and (ii) of this
          Section 7.03(a) as may be
          required by rules and regulations prescribed from time to time by the SEC.

               (b) Unless the Note Issuer otherwise determines, the fiscal year of the Note Issuer shall end on December 31 of each year.

               SECTION 7.04.  Reports by Note Trustee.  If required by TIA (S)
                              ------------------------
     313(a), within 60 days after September 30 of each year, commencing with the year after the issuance of the Notes of any Series, the Note Trustee shall mail to each Holder of Notes of such Series as required by TIA (S) 313(c) a brief report dated as of such date that complies with TIA (S) 313(a). The Note Trustee also shall comply with TIA (S) 313(b); provided, however, that
                                                         --------  -------
     the initial report so issued shall be delivered not more than 12 months after the initial issuance of each Series.

               A copy of each report at the time of its mailing to Noteholders shall be filed by the Note Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Note Issuer shall notify the Note Trustee if and when the Notes are listed on any stock exchange.


                                  ARTICLE VIII

                      Accounts, Disbursements and Releases
                      ------------------------------------

               SECTION 8.01.  Collection of Money.  Except as otherwise
                              --------------------
     expressly provided herein, the Note Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Note Trustee pursuant to this Indenture. The Note Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Note Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

               SECTION 8.02.  Collection Account.  (a)  Prior to the Series
                              -------------------
     Issuance Date for the first Series issued hereunder, the Note Issuer shall open, at the Note Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Note Trustee's name for the deposit of Estimated FTA Collections (collectively, the "Collection Account"). The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Section 8.02(d) and (e). The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Note Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Note Trustee in the Collection Account as part of the Collateral as herein provided.

               (b) The Note Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02. The Note Trustee shall also pay from the Collection Account any amounts requested to be paid by the Servicer pursuant to Section 6.11(d)(ii) of the Servicing Agreement.

               (c) FTA Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account and all allocations to the subaccounts of the Collection Account shall be made by the Note Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer's Certificate and the Quarterly Servicer's Certificate, as applicable.

               (d) On each Payment Date for any Series of Notes, the Note Trustee shall apply all amounts on deposit in the Collection Account, including all net earnings thereon, to pay the following amounts, in accordance with the Quarterly Servicer's Certificate, in the following priority:

               (i) all amounts owed by the Note Issuer to the Note Trustee (including legal fees and expenses) shall be paid to the Note Trustee (subject to Section 6.07) and all amounts owed to the Certificate Trustee and the Delaware Trustee under the Trust Agreement shall be paid to the Certificate Trustee and Delaware Trustee, as appropriate;

               (ii) the Servicing Fee for such Payment Date and all unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;


          (iii) the Quarterly Administration Fee and all unpaid Quarterly Administration Fees from prior Payment Dates shall be paid to the Administrator;

               (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto or, if such have been previously paid by the Note Issuer, to the Note Issuer in reimbursement thereof; provided that the amount paid on each
                                           --------
          Payment Date pursuant to this clause (iv) shall not exceed $100,000;

               (v) any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable
          Note Interest Rate) and then Quarterly Interest for such Payment Date with respect to each Series of Notes shall be paid to the Noteholders of such Series of Notes;

               (vi) principal due and payable on the Notes of any Series as a result of an Event of Default or on the Final Maturity Date of the Notes of such Series, shall be paid to the Noteholders of such Series of Notes;

               (vii) Quarterly Principal for such Payment Date with respect to each Series of Notes shall be paid to the Noteholders of such Series of Notes;

               (viii) unpaid Operating Expenses shall be paid to the Persons entitled thereto or, if such have been previously paid by the Note Issuer, to the Note Issuer in reimbursement thereof;

               (ix) the amount, if any, by which the Required
          Overcollateralization Level exceeds the amount in the

          Overcollateralization Subaccount as of such Payment Date shall be allocated to the Overcollateralization Subaccount;

               (x) the amount, if any, by which the Required Capital Level with respect to all Outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

               (xi) funds up to the amount of net earnings on amounts in the Collection Account for the prior quarter without cumulation shall be paid to the Note Issuer, free from the lien of this Indenture;

               (xii) if any Series of Notes has been paid in full as of such Payment Date, the amount by which the amount in the Overcollateralization Subaccount exceeds the aggregate

          Required Overcollateralization Level with respect to all Series of Notes remaining outstanding shall be paid to the Note Issuer, free from the lien of this Indenture;

               (xiii) if any Series of Notes has been paid in full as of such Payment Date, the amount by which the amount in the Capital Subaccount exceeds the aggregate Required Capital Level with respect to all Series of Notes remaining outstanding shall be paid to the Note Issuer, free from the lien of this Indenture;

               (xiv) the balance, if any, shall be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates; and

               (xv) after principal of and premium, if any, and interest on all Notes of all Series, and all of the other foregoing amounts, have been paid in full, the balance, if any, shall be paid to the Note Issuer, free from the lien of this Indenture.

     All payments to the Noteholders of a Series pursuant to clauses (v), (vi) and (vii) above or, in the case of clause (vi), if there is more than one Series of Notes outstanding all payments to the Noteholders of all Series, shall be made to such holders pro rata based on the respective principal amounts of Notes of such Series held by such Holders, unless, in the case of a Series comprised of two or more Classes, the Series Supplement for such Series provides otherwise. Payments in respect of principal of and premium, if any, and interest on any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class.

               (e) If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses
     (i) through (vii) of Section 8.02(d) above, the Note Trustee shall (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second,
     -----                                                               ------
     draw from amounts on deposit in the Overcollateralization Subaccount and
     (iii) third, draw from amounts on deposit in the Capital Subaccount, in
           -----
     each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (vii) of Section 8.02(d). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (ix) and (x) above, the Note Trustee shall draw from amounts on deposit in the Reserve Subaccount to make such allocations notwithstanding the fact that on such Payment Date the allocation contemplated by clause (viii) above may not have been fully satisfied.

               (f) On any Mandatory Redemption Date, the Note Trustee shall pay to the Noteholders the Mandatory Redemption Price.

               SECTION 8.03.  General Provisions Regarding the Collection
                              -------------------------------------------
     Account.  (a)  So long as no Default or Event of Default shall have
     --------
     occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Note Trustee upon Issuer Order; provided, however, that (i) such Eligible
                                     --------  -------
     Investments shall not mature later than the Business Day prior to the next Payment Date for the related Series of Notes, (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof and (iii) if such Eligible Investments have a maturity of one month or less, such Eligible Investments (or the provider thereof) must have a long-term unsecured debt rating of at least A2 by Moody's (or the equivalent thereof by the other Rating Agencies) or a short-term rating of at least P-1 by Moody's (or the equivalent thereof by the other Rating Agencies), and if such Eligible Investments have a maturity of greater than one month, such Eligible Investments (or the provider thereof) must have a long-term unsecured debt rating of at least A1 by Moody's (or the equivalent thereof by the other Rating Agencies) and a short-term rating of at least P-1 by Moody's (or the equivalent thereof by the other Rating Agencies). All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Note Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Note Issuer will not direct the Note Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Note Trustee to make any such investment or sale, if requested by the Note Trustee, the Note Issuer shall deliver to the Note Trustee an Opinion of Counsel, acceptable to the Note Trustee, to such effect. In no event shall the Note Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Note Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the
     Note Issuer to provide timely written investment direction. The Note Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

               (b) Subject to Section 6.01(c), the Note Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Note Trustee's failure to make payments on such Eligible Investments issued by the Note Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

               (c) If (i) the Note Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Note Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Note Issuer and Note Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes of any Series but the Notes of such Series shall not have been declared due and payable pursuant to Section 5.02; then the Note Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more investments which qualify as investments in money market funds described under paragraph (d) of the definition of Eligible Investments.

               SECTION 8.04.  Release of Collateral.  (a)  The Note Trustee may,
                              ----------------------
     and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Note Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Note Trustee as provided in this Article VIII shall be bound to ascertain the Note Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

               (b) The Note Trustee shall, at such time as there are no Notes Outstanding, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Note Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Note Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA (S)(S) 314(c) and 314(d)(1) meeting the applicable requirements of
     Section 11.01.

               SECTION 8.05.  Opinion of Counsel.  The Note Trustee shall
                              -------------------
     receive at least seven days' notice when requested by the Note Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Note Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Note Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of
                                       --------  -------
     Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Note Trustee in connection with any such action.

               SECTION 8.06.  Reports by Independent Accountants.  As of the
                              -----------------------------------
     Closing Date, the Note Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements. In the event such firm requires the Note Trustee to agree to the procedures performed by such firm, the Note Issuer shall direct the Note Trustee in writing to so agree; it being understood and agreed that the Note Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Note Issuer, and the Note Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by such firm the Note Issuer shall provide written notice thereof to the Note Trustee and shall promptly appoint a successor thereto that shall also be a firm of

     Independent certified public accountants of recognized national reputation. If the Note Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 15 days after such resignation, the Note Trustee shall promptly notify the Note Issuer of such failure in writing. If the Note Issuer shall not have appointed a successor within 10 days thereafter the Note Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation; provided that the Note
                                                    --------
     Trustee shall have no liability with respect to such appointment if the Note Trustee acted with due care with respect thereto. The fees of such Independent certified public accountants and its successor shall be payable by the Note Issuer.


                                   ARTICLE IX

                            Supplemental Indentures
                            -----------------------

               SECTION 9.01.  Supplemental Indentures Without Consent of
                              ------------------------------------------
     Noteholders.  (a)  Without the consent of the Holders of any Notes but with
     ------------
     prior notice to the Rating Agencies, the Note Issuer and the Note Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Note Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Note Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Note Issuer, and the assumption by any such successor of the covenants of the Note Issuer herein and in the Notes contained;

               (iii) to add to the covenants of the Note Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Note Issuer;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Note Trustee;

               (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely
                                  --------
          affect the interests of the Holders of the Notes or holders of the Certificates;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
          Article VI;

               (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

               (viii) to set forth the terms of any Series that has not theretofore been authorized by a Series Supplement.

               The Note Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

               (b) The Note Issuer and the Note Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) such action shall not, as evidenced by an
     --------  -------
     Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or the holders of Certificates and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

               SECTION 9.02.  Supplemental Indentures with Consent of
                              ---------------------------------------
     Noteholders.  The Note Issuer and the Note Trustee, when authorized by an
     ------------
     Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes of each Series or Class to be affected, by Act of such Holders delivered to the Note Issuer and the Note Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that
                                                       --------  -------
     no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note of each Series or Class affected thereby:

               (i) change the date of payment of any installment of principal of or premium, if any, or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change the provisions of this Indenture and the related applicable Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of optional or mandatory redemption, on or after the Optional Redemption Date or Mandatory Redemption Date, as applicable);

          (ii) reduce the percentage of the Outstanding Amount of the Notes or of a Series or Class thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

               (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

               (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Note Trustee to direct the Note Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

               (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

               (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

               (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

               The Note Trustee may in its discretion determine whether or not any Notes or Certificates of a Series or Class would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes and holders of all Certificates of such Series or Class, whether theretofore or thereafter authenticated and delivered hereunder. The Note Trustee shall not be liable for any such determination made in good faith.

               It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               Promptly after the execution by the Note Issuer and the Note Trustee of any supplemental indenture pursuant to this Section, the Note Issuer shall mail to the Rating Agencies and the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Note Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               SECTION 9.03.  Execution of Supplemental Indentures.  In
                              -------------------------------------
     executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Note Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Note Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Note Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

               SECTION 9.04.  Effect of Supplemental Indenture. Upon the
                              ---------------------------------
     execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Class of Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Note Trustee, the Note Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               SECTION 9.05.  Conformity with Trust Indenture Act.  Every
                              ------------------------------------
     amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

               SECTION 9.06.  Reference in Notes to Supplemental Indentures.
                              ----------------------------------------------
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Note Trustee shall, bear a notation in form approved by the Note Trustee as to any matter provided for in such supplemental indenture. If the Note Issuer or the Note Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Note Trustee and the Note Issuer, to any such supplemental indenture may be prepared and executed by the Note Issuer and authenticated and delivered by the Note Trustee in exchange for Outstanding Notes.


                                   ARTICLE X

                              Redemption of Notes
                              -------------------

               SECTION 10.01.  Optional Redemption by Note Issuer.  The Note
                               -----------------------------------
     Issuer may, at its option, redeem all, but not less than all, of the Notes of a Series on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of any such Series of Notes has been reduced to less than five percent of the initial principal balance thereof on any Redemption Date at a price equal to the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon at the Note Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Note Issuer shall elect to redeem the Notes of a Series pursuant to this Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Note Trustee and the Rating Agencies not later than 25 days prior to the Optional Redemption Date and shall deposit with the Note Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section
     10.02 hereof to each Holder of the Notes of such Series pursuant to this
     Section 10.01.

               SECTION 10.02.  Form of Optional Redemption Notice.  Unless
                               -----------------------------------
     otherwise specified in the Series Supplement relating to a Series of Notes, notice of redemption under Section 10.01 hereof shall be given by the Note Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable Optional Redemption Date to each Holder of Notes to be redeemed, as of the close of business on the Record Date preceding the applicable Optional Redemption Date at such Holder's address appearing in the Note Register.

               All notices of redemption shall state:

               (1)  the Optional Redemption Date;

               (2)  the Optional Redemption Price; and

               (3) the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Note Issuer to be maintained as provided in Section 3.02 hereof).

               Notice of redemption of the Notes to be redeemed shall be given by the Note Trustee in the name and at the expense of the Note Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

               SECTION 10.03.  Notes Payable on Optional Redemption Date or
                               --------------------------------------------
     Payment Date.  Notice of redemption having been given as provided in
     -------------
     Section 10.02 hereof, the Notes to be redeemed shall on the Optional Redemption Date become due and payable at the Optional Redemption Price and (unless the Note Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

               SECTION 10.04.  Mandatory Redemption by Note Issuer.  If the
                               ------------------------------------
     Seller is required to repurchase the Transition Property pursuant to
     Section 5.01(b) of the Sale Agreement, the Note Issuer shall be required to redeem all outstanding Series of Notes on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Notes plus accrued and unpaid interest thereon at the Note Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Note Issuer is required to redeem the Notes pursuant to this Section 10.04, it shall furnish written notice (which notice shall state all items listed in Section 10.05) of such redemption to the Note Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Note Trustee, not later than one Business Day prior to the Mandatory Redemption Date, the Mandatory Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Section 10.05 hereof to each Holder of the Notes of all such Series pursuant to this Section 10.04.

               SECTION 10.05.  Form of Mandatory Redemption Notice.  Notice of
                               ------------------------------------
     redemption under Section 10.04 hereof shall be given by the Note Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Notes to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Note Register.

               All notices of redemption shall state:

               (1)  the Mandatory Redemption Date;

               (2)  the Mandatory Redemption Price; and

               (3) the place where such Notes are to be surrendered for payment of the Mandatory Redemption Price (which shall be the office or agency of the Note Issuer to be maintained as provided in Section 3.02 hereof).

               Notice of redemption of the Notes to be redeemed shall be given by the Note Trustee in the name and at the expense of the Note Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

               SECTION 10.06.  Notes Payable on Mandatory Redemption Date or
                               ---------------------------------------------
     Payment Date.  Notice of redemption having been given as provided in
     -------------
     Section 10.05 hereof, the Notes to be redeemed shall on the Mandatory Redemption Date become due and payable at the Mandatory Redemption Price and (unless the Note Issuer shall default in the payment of the Mandatory Redemption Price) no interest shall accrue on the Mandatory Redemption price for any period after the date to which accrued interest is calculated for purposes of calculating the Mandatory Redemption Price.


                                   ARTICLE XI

                                 Miscellaneous
                                 -------------

               SECTION 11.01.  Compliance Certificates and Opinions, etc.  (a)
                               ------------------------------------------
     Upon any application or request by the Note Issuer to the Note Trustee to take any action under any provision of this Indenture, the Note Issuer shall furnish to the Note Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

               (b) (i) Prior to the deposit of any Collateral or other property or securities with the Note Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Note Issuer shall, in addition to any obligation imposed in
     Section 11.01(a) or elsewhere in this Indenture, furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Note Issuer of the Collateral or other property or securities to be so deposited.

               (ii) Whenever the Note Issuer is required to furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters de scribed in clause (i) above, the Note Issuer shall also deliver to the Note Trustee an Independent Certificate as to the same matters, if the fair value to the Note Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Note Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Notes of all Series, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Note Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes of all Series.

               (iii) Whenever any property or securities are to be released from the lien of this Indenture other than pursuant to Section 8.02(d), the
     Note Issuer shall also furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Note Issuer is required to furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters des cribed in clause (iii) above, the Note Issuer shall also furnish to the Note Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to such Series, or securities released from the lien of this Indenture (other than pursuant to Section 8.02(d) hereof) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Notes of all Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes of all Series.

               (v) Notwithstanding Section 2.11 or any other provision of this Section, the Note Issuer may (A) collect, liquidate, sell or otherwise dispose of the Transition Property and the FTA Charges as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

               SECTION 11.02.  Form of Documents Delivered to Note Trustee.  In
                               --------------------------------------------
     any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an Authorized Officer of the Note Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Note Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Note Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Whenever in this Indenture, in connection with any application or certificate or report to the Note Trustee, it is provided that the Note Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Note Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Note Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Note Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               SECTION 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                               --------------------
     authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Note Trustee, and, where it is hereby expressly required, to the Note Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Note Trustee and the Note Issuer, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Note Trustee deems sufficient.

               (c)  The ownership of Notes shall be proved by the Note Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Note Trustee or the Note Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

               SECTION 11.04.  Notices, etc., to Note Trustee, Note Issuer,
                               --------------------------------------------
     Infrastructure Bank and Rating Agencies.  (a)  Any request, demand,
     ----------------------------------------
     authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

               (i) the Note Trustee by any Noteholder or by the Note Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Note Trustee at its Corporate Trust Office, or

               (ii) the Note Issuer by the Note Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Note Issuer addressed to:
          SDG&E Funding LLC, 101 Ash Street, Room 111, San Diego, CA 92101,
          Attention: President or at any other address previously furnished in writing to the Note Trustee by the Note Issuer. The Note Issuer shall promptly transmit any notice received by it from the Noteholders to the Note Trustee.

               (b) Notices required to be given to the Rating Agen cies or the Infrastructure Bank by the Note Issuer or the Note Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's, to: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, to: Standard & Poor's Corporation, 26 Broadway (10th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department and (iii) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, Attention of Commercial Asset-Backed Securities, and (iv) in the case of the Infrastructure Bank, to California Infrastructure and Economic Development Bank, c/o California Trade and Commerce Agency, 801 K Street, Suite 1700, Sacramento, CA 95814, Attention: Executive Director.

               SECTION 11.05.  Notices to Noteholders; Waiver.  Where this
                               -------------------------------
     Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Noteholder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

               In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Note Trustee shall be deemed to be a sufficient giving of such notice.

               Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

               SECTION 11.06.  [Intentionally omitted]
                               -----------------------

               SECTION 11.07.  Conflict with Trust Indenture Act. If any
                               ----------------------------------
     provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

               The provisions of TIA (S)(S) 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

               SECTION 11.08.  Effect of Headings and Table of Contents.  The
                               -----------------------------------------
     Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 11.09.  Successors and Assigns.  All covenants and
                               -----------------------
     agreements in this Indenture and the Notes by the Note Issuer shall bind its successors and assigns, whether so expressed or not.

               All agreements of the Note Trustee in this Indenture shall bind its successors.

               SECTION 11.10.  Separability.  In case any provision in this
                               -------------
     Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 11.11.  Benefits of Indenture.  Nothing in this Indenture
                               ----------------------
     or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

               SECTION 11.12.  Legal Holidays.  In any case where the date on
                               ---------------
     which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

               SECTION 11.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED
                               --------------
     IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 11.14.  Counterparts.  This Indenture may be executed in
                               -------------
     any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 11.15.  Recording of Indenture.  If this Indenture is
                               -----------------------
     subject to recording in any appropriate public recording offices, such recording is to be effected by the Note Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Note Trustee or any other counsel reasonably acceptable to the Note Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Note Trustee under this Indenture.

               SECTION 11.16.  Trust Obligation.  No recourse may be taken,
                               -----------------
     directly or indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

               SECTION 11.17.  [Intentionally omitted].

               SECTION 11.18.  No Recourse to Note Issuer. Notwithstanding any
                               ---------------------------
     provision of this Indenture or any Series Supplement to the contrary, Noteholders shall have no recourse against the Note Issuer, but shall look only to the Collateral, with respect to any amounts due to the Noteholders hereunder.

               SECTION 11.19.  Inspection.  The Note Issuer agrees that, on
                               -----------
     reasonable prior notice, it will permit any repre sentative of the Note Trustee, during the Note Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Note Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Note Issuer's affairs, finances and accounts with the Note Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Note Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Note Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit
     (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Note Trustee from sources other than the Note Issuer, provided such parties are rightfully in possession of such information, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Indenture or the Basic Documents approved in advance by the Note Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Note Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 11.19, or (iii) any other disclosure authorized by the Note Issuer.

               IN WITNESS WHEREOF, the Note Issuer and the Note Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                    SDG&E FUNDING LLC,

                           by /s/ Charles A. McMonagle
                              _________________________
                              Name:  Charles A. McMonagle
                              Title: President and Chief
                                     Executive Officer


                           BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity but solely as Note Trustee,

                           by /s/ Linda A. Rakolta
                              __________________________
                              Name:  Linda A. Rakolta
                              Title: Vice President

     STATE OF CALIFORNIA, )
                         )  ss.:
     COUNTY OF SAN DIEGO, )


          On the 15th day of December, 1997, before me, Donna R. Corona a Notary
     Public in and for said county and state, personally appeared             ,
     personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument SDG&E Funding LLC, a Delaware limited liability company and the entity upon which the person acted, executed this instrument.

          WITNESS my hand and official seal.



                         /s/ Donna R. Corona
                         ____________________________
                         Notary Public
                         My commission expires: 4/21/01

                                  EXHIBIT A-1


                      [EXHIBIT A-1 FILED SEPARATELY AS
                      EXHIBIT 10.1 TO THIS FORM 8-K AND
                      INCORPORATED HEREIN BY REFERENCE]

                                  EXHIBIT A-2


                       [EXHIBIT A-2 FILED SEPARATELY AS
                       EXHIBIT 10.2 TO THIS FORM 8-K AND
                       INCORPORATED HEREIN BY REFERENCE]

                                   EXHIBIT B


                       [EXHIBIT B FILED SEPARATELY AS
                       EXHIBIT 4.3 TO THIS FORM 8-K AND
                       INCORPORATED HEREIN BY REFERENCE]

                                  EXHIBIT C


                      [EXHIBIT C FILED SEPARATELY AS
                      EXHIBIT 4.2 TO THIS FORM 8-K AND
                      INCORPORATED HEREIN BY REFERENCE]